Exhibit 10.28

LEASE

Between

205-215 LEXINGTON AVENUE ASSOCIATES LLC,

as Landlord,

and

TANGOE, INC.,

as Tenant.

Premises: A portion of the TENTH (10th) Floor, known as Suite 1000, at
205 Lexington Avenue
New York, New York

Date: September 21st, 2009

29.	No Other Waivers or Modifications	42
30.	Curing Tenant’s Defaults, Additional Rent	42
31.	Parties Bound	43
32.	Notices	43
33.	Estoppel Certificate, Memorandum	44
34.	Directory Listings	45
35.	No Other Representations, Construction, Governing Law	45
36.	Assignment, Mortgaging, Subletting, Etc.	46
37.	Security Deposit	52
38.	Change of Location	54
39.	Late Charges	55
40.	Miscellaneous	55
41.	Right of First Offer	57

	Signatures

	Acknowledgment

EXHIBITS

EXHIBIT A		A-1
EXHIBIT B		B-1
EXHIBIT C		C-1
EXHIBIT D		D-1
EXHIBIT E		E-1
EXHIBIT F		F-1

LEASE, dated as of September        , 2009, between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, a New York limited liability company having an office at c/o Somerset Management Ltd., 205 Lexington Avenue, New York, New York 10016 (hereinafter called “Landlord”), and TANGOE, INC., a Delaware corporation, having an office at 205 Lexington Avenue, New York, New York 10016 (hereinafter called “Tenant”):

W I T N E S S E T H:

1.                                      Premises, Term, Rent, Definitions.

1.01         Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the premises hereinafter described, in the building known as 205 Lexington Avenue, New York, New York 10016 (hereinafter called the “Building”) for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided.  The plot of land on which the Building is erected is hereinafter called the “Land.”  The Building and the Land are collectively referred to herein as the “Real Property.”  Each party hereto hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.  The obligations of Tenant, if comprised of more than one person or entity or both, shall be joint and several.

1.02         The premises hereby leased to Tenant are a portion of the tenth (10th) floor of the Building consisting of 5,707 rentable square feet as approximately shown on the floor plan set forth in Exhibit A and known as suite No. 1000.  Said premises together with all fixtures and equipment that at the commencement, or during the term, of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter called the “Demised Premises.”

1.03         The term of this Lease (“Term”), for which the Demised Premises are hereby leased, shall commence on September 21st, 2009, (such date of commencement hereinafter called the “Commencement Date”) and shall continue through and until September 20th, 2014, for a Term of five (5) years from the Commencement Date, unless canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.  The date upon which this Lease shall end is sometimes hereinafter called the “Expiration Date.”  Landlord and Tenant shall enter into a supplementary agreement in recordable form reflecting the Commencement Date.  The failure to execute such supplementary agreement shall not impair any party of its rights and obligations pursuant to this Lease.

In the event that the Tenant executes and delivers the Lease, as agreed to by the parties, to Landlord prior to September 18th, 2009 and the Landlord thereafter fails to execute the Lease and provide a copy to Tenant along with the delivery of possession of and the keys to the Demised Premises on or before September 21st, 2009, the Rent (as hereinafter defined) shall abate from the Commencement Date as follows:

(a)           If the Commencement Date occurs on or before October 21st, 2009, for the period from September 21st, 2009 until October 20th, 2009 at the rate of one (1) day’s Rent for each day or portion thereof until the Commencement Date; and, if applicable,

(b)           for the period from October 21st, 2009 until the Commencement Date, at the rate of two (2) day’s Rent for each day or portion thereof until the Commencement Date.

Notwithstanding the above, in the event that the Commencement Date does not occur until on or after November 21st, 2009, the Tenant reserves the right within thirty (30) days thereafter to provide Landlord with a notice of termination of this Lease to be effective no later than thirty (30) days after Landlord’s receipt of such notice of termination.  Landlord shall promptly release and return the Security Deposit to Tenant.

This Agreement may be signed in counterpart or duplicate copies or via facsimile or e-mail transmission, and any signed counterpart or duplicate copy or executed facsimile or e-mail copy hereof shall be equivalent to a signed original for all purposes.  The parties acknowledge that, although each party shall endeavor to provide to the other signed original counterparts of this Agreement, any failure to deliver such originals shall not affect the enforceability of fully-executed facsimile counterparts hereof.

1.04         The rents reserved under this Lease, for the term thereof, shall be and consist of:

(a)           Fixed Rent as set forth in Exhibit E attached hereto and made part hereof in the column entitled “Fixed Rent,” together with electric charges (collectively “Monthly Rent”) and any additional rent (as defined below) which sum shall be due and payable in equal monthly installments (prorated for any partial month) in advance on the first day of each and every calendar month during the Term of this Lease.  The first monthly installment of Fixed Rent, prorated from the Commencement Date, is being paid upon the execution of this Lease and Landlord acknowledges receipt of a check subject to collection in the amount of Five Thousand Three Hundred Eighty-Nine and 90/100 ($5,389.90) Dollars in payment thereof.

(b)           In addition, Tenant shall pay, during the entire term of this Lease, additional rent consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

1.05         (a)           All Fixed Rent and additional rent (which includes electricity charges) (collectively referred to herein as “Rent”) shall be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by written notice to Tenant, in lawful money of the United States of America.  Such payment of rent shall be in cash or by check (drawn upon a bank whose principal office is located within the continental United States of America) subject to collection, or by wire transfer without demand or notice, deduction, set-off, abatement or reduction of any kind, except as expressly set forth in this Lease.

(b)           If Landlord receives from Tenant any payment less than the sum of the Fixed Rent and additional rent then due and owing pursuant to this Lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any Fixed Rent, additional rent or to any combination thereof then due and payable hereunder.

(c)           Unless Landlord shall otherwise expressly agree in writing, acceptance of any portion of the Rent from anyone other than Tenant shall not relieve Tenant of any of its other obligations under this Lease, including the obligation to pay other Rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Rent payable hereunder directly to Landlord.  Furthermore, such acceptance of Rent shall not be deemed to constitute Landlord’s consent to an assignment of this Lease or a subletting or other occupancy of the Demised Premises by anyone other than Tenant, nor a waiver of any of Landlord’s right or Tenant’s obligations under this Lease.

(d)           Landlord’s failure to bill on a timely basis all or any portion of any amount payable pursuant to this Lease for any period during the term hereof shall, neither constitute a waiver of Landlord’s right to collect ultimately such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) business days after being so billed.

1.06         Notwithstanding anything to the contrary, but provided that Tenant is not in monetary default (after applicable notice and cure periods) under any of the terms, covenants, and conditions in this Lease on Tenant’s part to observe, perform or comply with, Tenant shall not be obligated to pay the Fixed Rent payable under this Lease for the following months: November 2009, December 2009, October 2010 and November 2010, of the Lease Term, for a rent credit in the aggregate amount of Sixty Five Thousand Three Hundred Twenty Six and 12/100 ($65,326.12) Dollars (the “Free Rent”).

1.07         The phrases and terms defined in Exhibit F are incorporated by reference herein, including all capitalized terms not defined in the body of this Lease.

2.                                      Use.

2.01         (a)           The Demised Premises shall be used for first class executive, administrative and general offices and for no other purpose whatsoever.

(b)           Except as herein specifically permitted, Tenant shall not use, generate, manufacture, store or dispose of any Hazardous Substance on, under or about the

Demised Premises or the Building nor transport any Hazardous Substance thereto (except chemicals customarily used in ordinary cleaning activities in a building comparable to the Building and incidental to the operation of ordinary business machines such as photocopiers).  Tenant shall maintain records of all Hazardous Substances situated on, under or about the Demised Premises and the disposal or transportation of the same so as to comply with all Environmental Laws and shall, as prescribed by law, make all reports to all appropriate Governmental Authorities respecting such transportation, disposal, storage or release of any such Hazardous Substance.  Notwithstanding the preceding provisions of this paragraph (b), Tenant shall immediately advise Landlord, in writing, of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable Environmental Laws relating to any Hazardous Substances affecting the Premises; all claims, made or threatened by any person (including a Governmental Authority) against the Demised Premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any such Hazardous Substance in or about the Demised Premises.

(c)           Tenant shall remove all Hazardous Substances which it introduced or disposed of (or on behalf of Tenant were introduced or disposed of) into or within the Demised Premises from the Demised Premises upon the expiration or earlier termination of the Term.

(d)           Tenant shall defend, indemnify and hold the Indemnities harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens,  and all other liabilities incurred by any of Landlord,  its officers,  directors, shareholders, employees and agents, whenever incurred on or after the Commencement Date, arising out of any Tenant’s act or failure to act resulting in (i) the existence or presence (or alleged existence or presence) on or about the Building of any Hazardous Substance or the release of any Hazardous Substance into the environment; (ii) the occurrence or existence on or about the Building of any Hazardous Activity or Hazardous Condition; (iii) any personal injury or property damage resulting from any Hazardous Activity on or about the Building or the existence of a Hazardous Condition at the Building; (iv) the violation of any Environmental Law; or (v) the commencement or prosecution of any judicial or administrative procedure arising out of any claims under any Environmental Law or common law cause of action in which Landlord is named a party or in which it may intervene.

(e)           Notwithstanding anything herein set forth to the contrary, Tenant shall not use nor suffer or permit, throughout the term of this Lease, the Demised Premises or any portion thereof to be used for any of the following enterprises or purposes:

(i)            An employment agency (but any offices used by Tenant for Tenant’s recruitment of personnel or for training such Tenant’s personnel in connection with Tenant’s business shall not be deemed to be a violation of this restriction);

(ii)           Offices for any governmental agency, public corporation, commission or quasi-governmental entity or any Person not subject to lawsuit in either the courts of the United States or the State of New York located in New York County;

(iii)          An embassy or consular office;

(iv)          Health care professionals, including any medical, dentistry, chiropractic, podiatry, drug or other rehabilitative office or facility;

(v)           School, educational or training center;

(vi)          Bookstore, head shop or other enterprise a material portion of whose business includes or whose space is devoted to the sale, leasing, advertisement, promotion or delivery of: pornographic or sexually explicit magazines, books, films, video tapes, computer discs, games, photographs, pictures, posters or other material or media; sexual devices; drug paraphernalia of any description; or which advertises or holds itself out as an “adult” bookstore, sex shop or similar business;

(vii)         Messenger service;

(viii)        The business of photographic, multilith or multi graph reproductions or offset printing, except in connection with Tenant’s own business or activities;

(ix)           A stockbroker’s or dealer’s office or for the underwriting or sale of securities unless used solely for general and executive offices of such entity and not for the sale of securities to the general public, except via telecommunications devices;

(x)            Clerical support facility providing services to persons outside of the Demised Premises;

(xi)           Showroom or exhibition hall;

(xii)          A banking, trust company, or safe deposit business;

(xiii)         A savings bank, or a savings and loan association or a loan company;

(xiv)        The  sale  of  travelers’  checks  and/or  foreign  money exchange;

(xv)         The offices or business of a welfare, drug or alcohol dependency treatment center, or similar agency, whether public or private;

Fortune tellers, tarot card readers or similar establishments, arcade-type use, including without limitation, amusement devices, games or machines or pool hall;

Betting parlors, gambling casinos or gambling-type establishments;

Nightclub, disco, catering establishment, restaurant, fast food restaurant, delicatessen, grocery store, establishment or counter for the sale of all on- or off-premises consumption of food or any other facility for the handling, storage, distribution or sale of food and foodstuff; provided, however, that in connection with, and incidental to, Tenant’s use of the Demised Premises for the purposes first set forth in Section 2.01(a), at its expense and upon compliance with all of the terms and conditions of this Lease and all Applicable Laws and all Requirements, may use a portion of the Demised Premises as a pantry for the purpose only of warming prepared foods by microwave-oven or electrical warming devices which are designed primarily for the aforesaid purpose, and dispensing of food to its officers, employees and invitees conducting business with Tenant.  Tenant may also install vending machines for the exclusive use of its officers, employees and such invitees, each of which vending machine (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder, connected to a drain;

Uses that attract unusual crowds to the sidewalks around the building or create unusual noise or disturbances; or

Use by entities or organizations that openly advocate the overthrow of, or are otherwise hostile to, the State of Israel or espouse anti-semitic views, or are deemed by the United States State Department to be terrorists or sponsors of terrorism.

(f)            The obligations of Tenant under this Section 2.01 shall survive the expiration or earlier termination of the Term.

2.02         Tenant shall not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy then issued for the Demised Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Demised Premises are used for a purpose which is a violation of such Certificate of Occupancy, Tenant shall, upon receipt of written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Demised Premises.

2.03         Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.  Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance; provided, however, that the use or installation of personal computers, computer peripherals, photocopying and other machines customarily employed in general business offices shall be permitted so long as such use does not (i) require consumption of electricity in excess of the service required to be provided to the Demised Premises hereunder to be exceeded, (ii) cause any vibration to affect the Building structure and floor slabs and (iii) result in any unreasonably intrusive sound to emanate from the Demised Premises.

2.04         If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Demised Premises, and if the failure to secure such license or permit might or would, in any way, adversely affect Landlord or the Building, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the requirements of each such license or permit.  Landlord shall, at Tenant’s sole cost and expense, cooperate with Tenant as may be reasonably required to obtain any such license or permit and otherwise in connection with matters involving the use or occupancy of the Demised Premises.

2.05         In the event that Tenant shall be served with a written order, violation or summons from any municipal or governmental agency relating to the conduct of the then business of Tenant in the Demised Premises, Tenant shall notify Landlord within five (5) business days of Tenant’s receipt of same by certified mail of the existence of such order, violation or summons and enclose an conformed copy thereof.  Tenant shall, likewise, give notice to Landlord of any order, request or requirement given to it by any company insuring the Demised Premises.

3.                                      Condition of the Demised Premises: AS IS Condition.

3.01         (a)  Tenant accepts the Demised Premises in its “AS IS” condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, managers or agents, or the employees of any of them regarding the Demised Premises and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction of installation.

There shall be no Landlord’s Work to be done with respect to the Demised Premises.

3.02                           (a)                                  Tenant hereby expressly acknowledges that Tenant has been informed by Landlord that there may be material containing asbestos in the Building.

(b)                                 Landlord shall not be liable for any injury to Tenant’s officers, agents, employees, contractors or invitees resulting from the presence of asbestos-containing material in the Demised Premises or the Building that is treated in compliance with laws, addressed in accordance with the provisions of Article 10 and Section 13.02(e) of this Lease.  Tenant hereby agrees to hold Landlord harmless from and against any and all costs and expenses (including reasonable attorneys’ fees and expenses) arising from any claims or liability asserted by or on behalf of any officer, agent, employee, contractor or invitee of Tenant on account of, relating to, or based upon, the presence of asbestos-containing material in the Demised Premises and the Building that is treated in compliance with laws, orders, rules or regulations of any Governmental Authority having jurisdiction thereof; addressed in accordance with the provisions of Article 10 and Section 13.02(e) of this Lease.

4.                                      When Demised Premises Ready for Occupancy.

4.01                           The Demised Premises shall be deemed ready for occupancy immediately upon execution and delivery of this Lease.

5.                                      Adjustments of Rents.

5.01                           As used in this Article 5 the words and terms which follow mean and include the following:

(a)                                  “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for the real estate tax purposes of the City of New York.

(b)                                 “Tenant’s Proportionate Share” shall mean four and fifty-eight hundredths percent (4.58%).

(c)                                  “Area of the Demised Premises” shall mean the rentable square foot area of the Demised Premises (which the parties have agreed, for purposes of this Article 5 and this Lease, shall be 5,707 rentable square feet).

(d)                                 “Real Estate Taxes” shall mean any and all real estate and ad valorem taxes, assessments, water rates, sewer rents, fines, business improvement district impositions, school and other special district taxes and assessments and any other ad valorem charges now or hereafter levied and payable which are or after the passage of time may become liens against Lot 24 in Block 888 on the Tax Map of the City of New York and land appurtenant thereto, whether foreseen or unforeseen, ordinary or extraordinary; and also any and all license fees or similar charges which may be imposed by any Governmental Authority or quasi-Governmental Authority against Lot 24 in Block 888 on the Tax Map of the City of New York and land appurtenant thereto in connection with the use or occupancy of the Demised Premises or Building, or for use of walks, chutes, street vaults and other space beyond the lot line of the Real Property and on or abutting the public sidewalks and/or highways in front or adjoining the Real Property or pursuant to any Environmental Laws for the use of any furnaces, compactors, incinerators, parking areas or for other matters covered by any such law.  Notwithstanding anything set forth to the contrary herein, Real Estate Taxes shall not be deemed to include (i) any taxes on Landlord’s income, (ii) franchise taxes, (iii) estate, transfer, gift or inheritance taxes, (iv) penalties and interest on Real Estate Taxes incurred as a result of Landlord’s failure to timely make tax payments, except if Tenant has not timely made its tax payments due under this Lease or (v) any similar taxes imposed on Landlord, unless and provided that if at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as a substitute for all or any portion of the Real Estate Taxes there shall be imposed on real estate or the owners or lessees thereof any tax (income, franchise or otherwise), assessment, charge, levy or imposition, on the rents derived from real estate or on personal property, fixtures, furnishings or other property, then such tax, assessment, charge, levy or imposition shall be deemed to be a Real Estate Tax for the purposes of this Article 5.  If any assessment may be paid in more than one installment, Landlord agrees to elect to pay such assessment in the maximum number of permitted installments and there shall be included in Real Estate Taxes for any year (or part thereof) occurring during the Term hereof, the installment (including any interest factor payable in connection therewith) payable during such year.

(e)                                  “Real Estate Tax Base” shall mean the Real Estate Taxes assessed against the Real Property for the fiscal tax year of the City of New York commencing on July 1st, 2009 and expiring June 30th, 2010.

(f)                                    “Escalation Statement” shall mean a statement in writing signed by Landlord, setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 5.

5.02                           If the Real Estate Taxes for any Tax Year or portion thereof (extrapolated over a 12 month period) shall be greater (resulting in an excess) than the Real Estate Tax Base, then Tenant shall, in the case of such an excess, pay to Landlord as additional rent for the Demised Premises for such Tax Year an amount equal to Tenant’s Proportionate Share of such excess.

5.03                           Any such additional rent payable by reason of the provisions of Section 5.02 hereof shall be payable within thirty (30) business days after Landlord shall furnish to Tenant an Escalation Statement together with a copy of the real estate tax bills with respect to Real Estate Taxes for any Tax Year.  The Escalation Statement to be furnished by

Landlord as provided above, together with copies of real estate tax bills, shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby absent manifest error.  In the event that Tenant pays any amounts due pursuant to Section 5.02 late, Tenant shall pay Landlord a late fee at the rate set forth in Section 39.01, and Tenant shall be liable for any interest charged or penalties imposed by Landlord’s mortgagee or the taxing authority due to Landlord’s late payment of the portion of taxes due occasioned by Tenant’s tardiness.

5.04                           Landlord’s failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year.  Tenant’s obligation to pay escalations for any increases in Real Estate Taxes during the term of this Lease shall survive the expiration or earlier termination of this Lease.

5.05                           In the event (i) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, or (ii) of any increase or decrease in the Area of the Demised Premises (as may be provided herein), then in each such event in applying the provisions of this Article 5 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 5, taking into consideration (y) the portion of such Tax Year which shall have elapsed prior to the date of such expiration or termination or (z), in the case of any such increase or decrease, the portion of the Demised Premises to which the same relates.

5.06                           Payments shall be made pursuant to this Article 5 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the termination of the term of this Lease.

5.07                           In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced before Tenant shall have paid Tenant’s Proportionate Share of any excess thereof in respect of such Tax Year, pursuant to Section 5.02 hereof, the Real Estate Taxes for such Tax Year shall be deemed to include any expenses, including reasonable counsel fees, incurred by Landlord in connection with reducing the assessed valuation and/or in obtaining such reduction.

5.08                           Should the Real Estate Tax Base be reduced by final determination of legal proceedings, settlement or otherwise, then, the additional rent theretofore paid or payable hereunder for all subsequent Tax Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, as additional rent, within thirty (30) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations.

5.09                           If, after Tenant shall have made a payment of additional rent under Section 5.02, Landlord shall receive a refund of, or credit against, any portion of the Real Estate Taxes payable for any Tax Year after the Tax Year used to determine the Real Estate Tax Base on which such payment of additional rent was based as a result of a reduction of such

Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall, at Landlord’s discretion, either (a) refund or credit Tenant’s Proportionate Share of the refund of, or credit against, Real Estate Taxes less such Tenant’s Proportionate Share of expenses (including attorneys’, appraisers’ and other professional fees) incurred by Landlord in connection with any such application or proceeding (such net refund or credit being hereinafter referred to as the “Net Refund”) or (b) on account of Real Estate Taxes due, credit Tenant such Net Refund against the next payment of additional rent then due under this Lease.  If, prior to the payment of Real Estate Taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year’s assessed valuation of the Land or Building, and therefore of said Taxes, then the term “Real Estate Taxes” for that comparative year shall be deemed to include the amount of Landlord’s expenses in obtaining such reduction in assessed valuation, including attorneys’ and appraisers’ and other professional fees.  This Paragraph shall survive the expiration or earlier termination of this lease.

5.10                           Tenant shall pay to Landlord any occupancy taxes now being paid by Tenant if Landlord becomes responsible for the payment thereof together with any new or additional occupancy tax or rent tax payable by Landlord in the first instance or hereafter required to be paid by Landlord to the extent such taxes (a) relate to the Demised Premises and (b) are not in existence as of the execution of this Lease.  Such tax shall be paid to Landlord as additional rent within ten (10) days after demand.

5.11                           In no event shall the Fixed Rent ever be reduced by operation of this Article 5 and the rights and obligations of Landlord and Tenant under the provisions of this Article 5 with respect to any additional rent shall survive the termination of this Lease.

6.                                      Intentionally Left Blank.

7.                                      Subordination, Notice to Lessors and Mortgagees.

7.01                           (a)                                  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of and substitutions for such leases and such mortgages and spreaders and consolidations of such mortgages.  Without limitation upon the foregoing general provisions, it is understood that this Lease is and shall be subject and subordinate to all present and future ground leases, or underlying leases of the real property of which the Demised Premises form a part (any or all of the foregoing being hereinafter referred to as a “ground lease” or the “ground leases”); to all renewals, modifications, replacements or extensions of and substitutions for such ground leases; to all mortgages now or hereafter affecting such ground leases; and to all renewals, modifications, replacements, extensions, spreaders or consolidations of any or all such mortgages.

(b)                                 This Section 7.01 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall, within ten (10) business days, execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination.  If, in connection with obtaining financing for the Building, the Land, or the interest of the lessee under any ground or underlying lease, any lending institution shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease or the conduct of Tenant’s business.  The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 7 are herein sometimes called “superior leases,” and the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages,” and the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor,” and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “holder.”

7.02                           In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy such act or omission (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to remedy such act or omission.

7.03                           Institution by a holder of a superior mortgage of a suit, action or other proceeding to realize on its interest in the real property which is subject to the mortgage or a sale of such property in accordance with the terms of such mortgage shall not by operation of law or otherwise result in a cancellation or termination of this Lease or the obligations of Tenant hereunder (unless Tenant is specifically named in a foreclosure proceeding).  If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called “successor landlord”) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall, within ten (10) business days, execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions as are set forth in this Lease, except that the successor landlord shall not:

(a)                                  be liable for any previous act or omission of Landlord under this Lease,

(b)                                 be subject to any offset not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord, or

(c)                                  be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

7.04                           If, in connection with obtaining financing for the Building, a lending institution shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect the leasehold interest hereby created, Tenant’s rights hereunder or the use of the Demised Premises for the conduct of Tenant’s business, except to a de minimus extent.

7.05                           There shall be no merger of this Lease, nor of the leasehold estate created by this Lease, with the leasehold estate created by any ground lease, overriding lease or underlying lease or any interest therein, by reason of the fact that the same person, partnership, firm or corporation or other entity may acquire or own such estates or any parts thereof, directly or indirectly; nor shall any of the rights or obligations of Tenant hereunder in any manner be affected whether or not Tenant shall hereafter acquire or have an interest in the leasehold estate created by any such ground lease, overriding lease or underlying lease; and no merger shall occur until all persons, firms, corporations and other entities, including any leasehold mortgagee having an interest in the leasehold estate created by any such ground lease, overriding lease or underlying lease shall join in a written instrument affecting such merger and shall duly record it; but if Landlord desires to effect such a merger and it shall be determined by counsel to Landlord that Tenant’s execution of such instrument of merger is necessary to accomplish such merger, Tenant shall execute and acknowledge the same within ten (10) days after request therefor, provided that Tenant shall incur no additional liability by reason thereof and its rights hereunder shall not be adversely affected.

8.                                      Quiet Enjoyment.

So long as Tenant pays all of the Rent due hereunder and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in Article 7, to the superior leases and the superior mortgages.

9.                                      Brokerage.

Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent other than Cushman & Wakefield, Inc.  and Colliers ABR, Inc.  (collectively hereinafter referred to as “Broker”) in connection with the negotiation or consummation of this Lease, and Tenant covenants and agrees to pay, defend, hold harmless and indemnify Landlord from and against any and all claims, actions, costs, expenses (including reasonable attorneys’ fees) or liabilities for any compensation, commissions or charges claimed by any broker or agent, other than Broker, with respect to this Lease or the negotiation thereof by reason of a breach.  Landlord agrees with Tenant that it is Landlord’s obligation (and not Tenant’s) to pay Broker and Landlord shall pay Broker such compensation, commission or charges due to Broker pursuant to separate agreement previously entered into by Landlord.

10.                               Compliance with Laws.

10.01                     Tenant, at Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all Governmental Authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant’s manner of use thereof or, with respect to the Building, if arising solely out of Tenant’s manner of use of the Demised Premises or the Building, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Demised Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to any improper use to which Tenant puts the Demised Premises, or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder.  Where any structural alteration within the Demised Premises or with respect to the Building systems serving the Demised Premises and located on the floor on which the Demised Premises are located is required by any change in the law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof.

10.02                     Except as set forth above, Tenant shall be responsible for all compliance with the Americans With Disabilities Act of 1990, as amended, within the Demised Premises and Landlord is responsible for compliance therewith outside of the Demised Premises.

11.                               Insurance and Indemnity.

11.01                     Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance under which Tenant is named as the insured and Landlord, Landlord’s managing agent and any superior lessors and any mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, and which shall contain a contractual liability endorsement insuring Tenant from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, costs, liabilities and damages referred to in Section 11.03.  Such policy shall have deductibles no greater than five thousand and no/100 ($5,000.00) dollars.  Such policy shall be primary insurance for all additional insureds and contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policy shall be non-cancelable with respect to Landlord and superior lessors and mortgagees (whose names shall have been furnished to Tenant) nor shall the amount thereof be reduced unless thirty (30) days’ written notice shall have first been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds.  The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than two million and no/100 ($2,000,000.00) dollars for injury (or death) or damage to property arising from any one occurrence and three million and no/100 ($3,000,000.00) dollars from the aggregate of all occurrences within each policy year and such policy shall include a provision that said aggregate limit shall apply separately at the Demised Premises and that said insurer shall provide notice to Landlord.  If the aggregate limit applying to the Demised Premises is reduced by the payment of a claim or establishment of a reserve, Tenant shall take immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy.  All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a “Best’s Rating” of “A-” and a “Financial Size Category” of at least “7” or if such ratings are not then in effect, their equivalent.  Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord and any person and entity designated by Landlord as additional insureds, (ii) specifically referencing the Demised Premises; and (iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this Lease.

11.02                     Tenant shall immediately notify Landlord of any fire or accident in the Demised Premises.

11.03                     Tenant acknowledges that Landlord shall not be required to insure Tenant’s Changes or Tenant’s Property.  Tenant agrees that if any such alterations or any of Tenant’s Property shall be damaged, Tenant shall look solely to itself and/or any insurance it may elect to maintain for reimbursement and to be made whole for such damage and losses.

Tenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building.

11.04                     On the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance stating that the appropriate insurance policy has been issued and permitting the certificate holder to rely on the fact insurance has been issued and is in full force and effect, including evidence of waivers of subrogation required to be carried pursuant to Section 11.05.  Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least thirty (30) days prior to the expiration of such policy.

11.05                     Tenant shall cause each insurance policy carried by Tenant and insuring the Demised Premises, its improvements, changes, alterations, fixtures, contents and the other Tenant’s Property against loss, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by any such policies.  Landlord shall not be liable to Tenant or any person or entity claiming by or through Tenant for any loss or damage caused by fire or any of the risks enumerated in Tenant’s policies or for any indemnity with respect thereto provided such waiver was in effect with respect to such policies at the time of such loss or damage, or for any other loss or damage due to any other cause which would customarily be covered by a standard extended coverage casualty policy whether or not proceeds are available to Tenant.

11.06                     Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.  None of Landlord, its agents, any superior mortgagee or superior lessor shall be liable for any injury or damage to Persons or property, or interruption of Tenant’s business, resulting from fire or other casualty; nor shall any of Landlord, its agents, any mortgagee or superior lessor be liable for any such damage caused by other tenants or Persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 3).

11.07                     Unless otherwise expressly required herein, Tenant shall not do or permit to be done any act or thing upon the Demised Premises which shall invalidate or be in conflict with a standard Insurance Services Office “all-risks” insurance policy or comparable broad form coverage such as is provided under the ISO Commercial Risks Services, Inc., 1983 Form entitled “Causes of Loss - Special Form”; and shall not do, or permit anything to be done in or upon the Demised Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Demised Premises so as to increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date.

11.08                     If by reason of Tenant’s failure to comply with the provisions of this Article 11, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord.  In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Demised Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

11.09                     Tenant shall not do or permit any act or thing to be done upon the Demised Premises which may subject Landlord to any liability or responsibility for injury, damages to Persons or property or to any liability by reason of any violation of Applicable Laws, but shall exercise such control over the Demised Premises as to fully protect Landlord against any such liability.

11.10                     Tenant shall indemnify and save harmless Landlord, all superior lessors and all  superior  mortgagees  and  each  of their  respective  partners,  directors,  officers, shareholders, principals, agents and employees (collectively, the “Indemnitees”) from and against (i) all actual third party claims of whatever nature against the Indemnitees to the extent arising from any act or omission of Tenant, its contractors, licensees, agents, servants or employees; (ii) all actual third party claims against the Indemnitees to the extent arising from any accident, injury or damage whatsoever caused to any Person or to the property of any Person and occurring during the Term in the Demised Premises, except to the extent caused by the negligent or wrongful act of Landlord or its employees, agents or contractors and (iii) all actual third party claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about the Real Property, to the extent such accident, injury, or damage results from any act or omission of Tenant or Tenant’s agents or employees.  Tenant agrees that with respect to insurance for claims for personal injury or damage to property of Persons other than Landlord or Tenant in or about the Demised Premises, Tenant’s insurance shall be primary without contribution from any other insurance carried by or for the benefit of Landlord or any other Indemnitee.  Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Tenant (or its permitted subtenants or assignees) of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done by Tenant during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or its or their employees, invitees, agents or contractors, or (iii) arising from Tenant’s failure to perform any of the covenants or conditions under this Lease, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including reasonable attorneys’ fees.  This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.  Landlord, at Tenant’s sole cost and expense, shall reasonably cooperate in the defense of any claim hereunder.  Landlord shall not settle any such claim without Tenant’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

11.11                     Landlord shall indemnify and save harmless Tenant, all superior lessors and each of their respective partners, directors, officers, shareholders, principals, agents and employees (collectively, the “Tenant Indemnitees”) from and against (i) all actual third party claims of whatever nature against the Tenant Indemnitees to the extent arising from any act or omission of Landlord, its contractors, licensees, agents, servants or employees, (ii) all actual third party claims against the Tenant Indemnitees to the extent arising from any accident, injury or damage whatsoever caused to any Person or to the property of any Person and occurring during the Term in Demised Premises except if caused by the negligence or willful misconduct of Tenant, its agents, employees and/or contractors and (iii) all actual third party claims against the Tenant Indemnitees to the extent arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about the Real Property, where such accident, injury, or damage results from any act of Landlord, Landlord’s agents or  employees.  Landlord agrees that with respect to insurance for claims for personal injury or damage to property of Persons other than Landlord or Tenant in or about the Demised Premises, Landlord’s insurance shall be primary without contribution from any other insurance carried by or for the benefit of Tenant or any other Tenant Indemnitee.  Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims (i) arising from (x) any negligent or otherwise wrongful act or omission of Landlord or any of its tenants or its or their employees, invitees, agents or contractors, (ii) arising from any negligent or otherwise wrongful act of Landlord or its employees, invitees, agents or contractors, or (iii) arising from Landlord’s failure to perform any of the covenants or conditions under this Lease, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including reasonable attorneys’  fees.  This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.  Tenant, at Landlord’s sole cost and expense, shall reasonably cooperate in the defense of any claim hereunder.  Tenant shall not settle any such claim without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

11.12                     If any claim, action or proceeding is made or brought against Landlord, which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against, pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord’s name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld.  Attorneys for Tenant’s insurer shall hereby be deemed approved for purposes of this Section.

11.13                     The provisions of this Article 11 shall survive the expiration or earlier termination of the term hereof.

11.14                     Landlord represents that at the time of execution of this Lease Landlord carries “Causes of Loss - Special Form” insurance with coverage for 100% of replacement cost of the Building.

12.                               Rules and Regulations.

12.01                     Tenant and its employees and agents shall fully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.  Landlord agrees not to enforce the Rules and Regulations in a manner which unreasonably discriminates against Tenant.

12.02                     Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents, contractors or visitors.

13.                               Tenant’s Changes.

13.01                     Tenant covenants and agrees that Tenant shall make no alterations, decorations, installations, repairs, additions, improvements or replacements (hereinafter collectively called “Tenant Changes” or “Tenant’s Changes”) in, to or about the Demised Premises without Landlord’s prior written consent, and then only by contractors or mechanics approved by Landlord, except the contractors or mechanics named in Exhibit B annexed hereto and approved by Landlord, which approval of such contractors and mechanics shall not be unreasonably withheld with respect to Tenant’s Changes of a nonstructural nature that do not affect any of the Building’s systems or the exterior of the Building.  Landlord agrees not to unreasonably withhold or delay its consent to any Tenant Changes within the Demised Premises (including the plans and specifications and the contractors therefor) which (i) do not in Landlord’s judgment affect the structure of the Building or any part thereof or do not in Landlord’s judgment adversely affect the heating, ventilating, air conditioning, plumbing, electrical or other Building systems or cause a disproportionate share of available quantities of electricity to the Building to be consumed in the Demised Premises, and (ii) do not affect the exterior appearance of the Building.  Nothing in this Section 13.01 shall be construed to require Landlord’s consent for Tenant

Changes with an aggregate cost of less than $50,000.00, painting of the inside of the Demised Premises by Tenant and other purely cosmetic decorations to the Demised Premises which are not visible from the exterior of the Building and which do not affect the structure of the Building or any of the Building systems.  Tenant’s Changes shall be done at Tenant’s sole expense and at such time and in such manner as Landlord may from time to time reasonably designate.  Prior to the commencement of any Tenant Changes requiring Landlord’s consent, Tenant shall submit to Landlord, for Landlord’s written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant Changes in detail reasonably satisfactory to Landlord.  In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any such Tenant’s Changes which is not new and first quality, or is subject to any lien, security agreement, charge, mortgage or encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement.  Any mechanic’s lien filed against the Demised Premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law or otherwise.  All Tenant’s Changes shall at all times comply with (1) the laws, rules, orders and regulations of Governmental Authorities having jurisdiction thereof, (2) the Rules and Regulations, and (3) the plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord’s prior written approval.  No Tenant’s Changes shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or any one else acting for or on behalf of Tenant until Landlord has approved such plans and specifications and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.  Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others engaged in the construction, maintenance and/or operation of the Building or any part thereof.  No approval or consent given by Landlord hereunder shall constitute certification by Landlord that any proposed Tenant’s Change complies with clauses (1) and (2) of this Section 13.01.  Tenant shall submit its plans and specification for any of Tenant’s proposed work for which it seeks approval and Tenant shall reimburse Landlord, within twenty (20) business days after receipt of a bill thereof, for Landlord’s actual out-of-pocket expenses and costs incurred in the architectural and/or engineering review thereof.  With respect to any Tenant Changes requiring filing within the New York City Building Department, Tenant shall deliver copies of all permits prior to the commencement of any work and upon completion shall deliver copies of all final sign-offs by all applicable inspectors.  In addition, with respect to any Tenant Changes, Tenant shall pay to Landlord, within twenty business (20) days after receipt of a bill therefor, an amount equal to Landlord’s actual out-of-pocket costs and expenses for Landlord’s indirect costs, field supervision and coordination in connection therewith.  Tenant shall pay within twenty business (20) days after demand therefor, the reasonable costs and expenses of Landlord’s independent consultants in connection with the review of any additional submissions for alterations to the Demised Premises not shown on the sketch attached hereto; provided, however, such costs or expenses shall not exceed Two Thousand Dollars ($2,000.00) in the aggregate.

13.02                     (a)                                  All work performed or installations made by Tenant (or by Landlord at Tenant’s request and expense) in and to the Demised Premises shall be in compliance with the requirements of Local Law 5 of 1973 of the City of New York, as heretofore and hereafter amended (“Local Law 5”).  The foregoing shall include, without limitation, (i) compliance with the compartmentation requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the Demised Premises, and (iii) installation of such additional fire control or detection devices as may be required by applicable governmental or quasi-governmental rules, regulations or requirements (including, without limitation, any requirements of the New York Board of Fire Underwriters) as a result of Tenant’s manner of use of the Demised Premises.  The design of such installations shall be at Tenant’s discretion so long as the results comply with Local Law 5.  Landlord shall not be deemed unreasonable in withholding its consent to any plans or specifications not complying with the requirements of Local Law 5.

(b)                                 Landlord shall not be responsible for any damage to Tenant installed fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof unless damaged by Landlord.  Tenant shall indemnify and hold Landlord harmless from and against all claims, loss, damage, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices by Tenant or any person acting by or through Tenant.  Landlord shall be responsible for the installation, repair and maintenance of any fire control or detection services or devices required by law for the occupancy of the Demised Premises for the use allowed hereunder.

(c)                                  The fact that Landlord shall have heretofore consented to any installations or alterations made by Tenant in the Demised Premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installation or alterations.

(d)                                 No Tenant’s Changes shall affect any part of the Building other than the Demised Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building.  No Tenant’s Changes shall affect the outside appearance of the Building or the color or style of any Venetian blinds (except that Tenant may remove any Venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color).  All business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building. Prior to the commencement of each proposed Tenant’s Changes, Tenant shall furnish to Landlord duplicate original policies of workmen’s compensation insurance covering all persons to be employed in connection with such Tenant’s Changes, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord, its agents and any lessor under any ground or underlying lease shall be named as additional insureds, which policies shall be issued by companies and shall be in the form and amounts reasonably satisfactory to Landlord and shall be maintained by Tenant until the completion of such Tenant’s Changes.  All fireproof wood test reports, electrical and air conditioning certificates, and all other permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant and submitted to Landlord.

(e)                                  If any laws, orders, rules or regulations of any applicable Governmental Authority require that any asbestos or other Hazardous Substance contained in or about the Demised Premises, or brought into the Demised Premises by Tenant, be removed or dealt with in any particular manner in connection with any Tenant’s Changes to the Demised Premises, then it shall be Tenant’s obligation, at Tenant’s expense, to remove or so deal with such asbestos or other Hazardous Substance in accordance with all such laws, orders, rules and regulations.  In the event Tenant is required to remove or deal with such asbestos or other Hazardous Substance in accordance with the provisions of the foregoing sentence then, notwithstanding anything to the contrary contained therein, Landlord, at Landlord’s election, shall have the option to itself remove or so deal with such asbestos or other Hazardous Substance and, in such event, Tenant shall pay to Landlord all of Landlord’s reasonable costs in connection therewith within twenty (20) business days next following the rendition of a statement thereof by Landlord to Tenant.

14.                               Tenant’s Property.

14.01                     All fixtures, equipment, alterations, improvements, installations and appurtenances attached to or built into the Demised Premises as part of Landlord’s Work at the commencement of the Term hereof shall not be removed or demolished at the expiration of said term.  At Landlord’s option, to be expressed to Tenant prior to any work being performed, all other alterations, improvements, installations and appurtenances attached or built during the term of this Lease shall be demolished and removed by Tenant upon the expiration or earlier termination of the term hereof (which obligation shall survive  such  expiration  or  earlier  termination).  Any  and  all  such  alterations, improvements, installations and appurtenances, whether by Landlord or Tenant, which shall not be so demolished and removed and remain a part of the Demised Premises, shall remain and be deemed the property of Landlord and shall not be removed by Tenant or shall be removed by Landlord at Landlord’s cost.

14.02                     All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the reasonable cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

14.03                     At or before the Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant, at its expense, shall remove from the Demised Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal.  Tenant shall leave the Demised Premises in as good condition as when Tenant took possession, excepting ordinary wear and tear and loss by fire or other casualty which Tenant is not obligated to repair, failing which Landlord may restore the Demised Premises to such condition and Tenant shall pay the reasonable cost thereof within thirty (30) business days of the delivery to Tenant of an invoice for such restoration.  The provisions of this Article 14 shall survive the expiration or earlier termination of this Lease and the term hereof.

14.04                     Any other item of Tenant’s Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of seven (7) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of without accountability, in such manner as Landlord may see fit at Tenant’s expense.

15.                               Repairs and Maintenance.

15.01                     Tenant shall take good care of the Demised Premises and, at its expense, make all non-structural, non-capital repairs thereto as and when needed to preserve them in good working order and condition; provided, however, Tenant need not make repairs to Landlord’s Work if such repairs are necessitated by a material defect in the workmanship of Landlord’s contractor that was not reasonably observable within ten (10) business days of the Commencement Date and which are brought to the attention of Landlord in writing by Tenant within three (3) months of the Commencement Date, provided that to the extent that any such defect is covered by any warranties or guarantees which have been assigned to Tenant pursuant hereto and such warranties or guarantees are still in force and effect, then Tenant shall be responsible for making such repairs.  In addition, Tenant, at its expense, shall promptly make all repairs and replacements, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required solely by reason of (i) the performance or existence of Tenant’s Changes, (ii) the installation, use or operation of Tenant’s Property in the Demised Premises, (iii) the moving of Tenant’s Property or any other property owned or being delivered to or from Tenant in or out of the Building, (iv) any work, labor or service done for or equipment supplied to Tenant or any subtenant, or (v) the misuse or neglect of Tenant or any of its employees, visitors, subtenants, agents or contractors; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord’s neglect or other fault in performing any of Tenant’s

Changes which may be undertaken by Landlord for Tenant’s account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors.  Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace or repair all scratched, damaged or broken doors and glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all lighting fixtures therein.

15.02                     Without limiting Tenant’s obligations set forth in this Article, Tenant , at Tenant’s sole cost and expense, shall also (i) repair and maintain the Demised Premises’ internal air-distribution system which include, but are not limited to, ducts, diffusers, return grills, to the extent these items are located in the Demised Premises, to the point at which the same connects to the main distribution duct for the Demised Premises; (ii) repair and maintain the internal electrical system within the Demised Premises to the panel box serving the Demised Premises and (iii) repair and maintain all plumbing fixtures (if any) located in the Demised Premises.

15.03                     Tenant shall promptly make, at Tenant’s expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only the contractors approved in writing by Landlord, which approval of such contractors shall not be unreasonably withheld for repairs or a nonstructural nature that do not adversely affect any of the Building’s systems or exterior of the Building.  Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s reasonable expense.  Tenant shall use the contractor designated by Landlord for the performance of any work regarding fire and life safety system, provided such charges are commercially reasonable.

15.04                     All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be of good quality.  If Tenant fails to make any such repairs or replacements, within fifteen (15) business days (or immediately in the event of an emergency) after Landlord’s request (or, except in the event of an emergency, within such longer period of time reasonably required to repair and/or replace such item provided that Tenant commences and diligently pursues the completion of such repair and/or replacement) same may be made by Landlord at the reasonable expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within twenty (20) business days after rendition of a bill therefor together with an invoice of the contractor or other person who performed such work.

15.05                     Subject to the terms of this Lease, Landlord shall maintain, and repair the following elements of the Building to the extent the same affect Tenant’s use and enjoyment of the Demised Premises and to the extent such maintenance and repairs are not responsibility of Tenant pursuant to any other provision of this Lease: (i) the roof, windows, columns and load-bearing walls and other structural elements; (ii) public areas of the Building and core restrooms; and (iii) Building HVAC, plumbing lines (including the lines as distinguished from the plumbing fixtures in the Demised Premises), electrical, fan coil units and mechanical and other systems and elevators, all to the extent such items are outside the Demised Premises.

15.06                     Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises.  In connection with the foregoing provisions of this Article 15, Landlord shall use good faith efforts to minimize any material interference with Tenant’s use or operation of the Demised Premises (but Landlord shall not be required to arrange for any of such activities to be conducted during other than normal business hours).

15.07                     Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

16.                               Electricity.

16.01                     (a)  Subject to the terms of Section (c) of this Article 16, Landlord shall furnish electrical service to the Demised Premises, for lighting the same and for the operation of normal office equipment (such as, for example, personal computers and printers, photocopying machines and telephone facsimile machines) therein.  Except as provided to the contrary in Section (c) of this Article 16, such electrical service shall be furnished without specific measurement, on any meter or otherwise, and without additional specific charge to Tenant, the charge for the furnishing of such electrical service being included in the fixed rent reserved under this lease, subject to adjustment as hereinafter provided.  Notwithstanding the foregoing, however, Tenant agrees that Landlord shall not in any way be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant’s requirements.  At Landlord’s option, Tenant shall purchase, at competitive market prices, from Landlord or its agent lamps, starters, ballasts, or bulbs used in the Demised Premises.

(b)                                 Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof.  In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Demised Premises shall be subject to Landlord’s prior written approval (which approval shall not by unreasonably withheld), and, if such approval shall be given, rigid conduit only shall be permitted.  If, in connection with any request for such approval, Landlord shall, at the sole cost and expense of Tenant, install any additional feeder(s) that Landlord shall deem necessary with respect thereto, provided, however, that if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb the other tenants or occupants of the Building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord’s consent.  In addition to the installation of such riser or risers, Landlord will also, at sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions.  All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within twenty (20) business days after rendition of any bill or statement to Tenant therefor.

(c)                                  Provided that it is physically possible for Tenant to receive electric current in the Demised Premises directly from the public utility company serving upon the area in which the Building is located, Landlord may discontinue the aforesaid service upon the later to occur of (i) thirty (30) days’ notice or (ii) the period reasonably required for Tenant to obtain direct service without Landlord being liable to Tenant therefor and without in any way affecting this Lease or the liability of Tenant hereunder, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued.  In the event that Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service directly from such public utility company and shall permit Landlord’s wires and conduits, to the extent available, suitable and safely capable, to be used for such purpose. Any additional wires, conduits, or other equipment necessary and proper in connection therewith shall be installed by Landlord, at Landlord’s sole cost, in accordance with the terms of, and subject to the conditions contained in, Section (b) of this Article 16.  In the event that Landlord exercises its rights under this Section (c), then: (i) Tenant shall contract for such electrical service directly with the said public utility for all of Tenant’s electric current requirements and (ii) as of the date upon which Landlord discontinues furnishing electric current to Tenant, the monthly Rent reserved under this Lease shall be reduced by $18,547.75 per year ($1,545.65 per month) (the “Initial Electricity Factor”). The Initial Electricity Factor is hereinafter called the “Electricity Factor.”

(d)                                 Notwithstanding anything contained in this Article 16 which may be deemed to the contrary, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy furnished or supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, such taxes shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent, as set forth in the bill, demand or statement furnished to Tenant.

17.                               Heat, Ventilation and Air-Conditioning.

17.01                     Landlord, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems (hereinafter called the “Systems”) and shall furnish building standard heat, ventilating and air-conditioning (hereinafter collectively called “HVAC service”) in the Demised Premises during “Regular Hours” (that is generally customary daytime business hours, but not before 8:00 a.m. or after 6:00 p.m.) of “Business Days”

(which term is used herein to mean all days except Saturdays, Sundays and days observed by the Federal or the New York State government or unions whose members are employed at the Building as holidays) throughout the year.  Excepted from the foregoing are the air handler, ducts and outlets therefrom, which shall be maintained and operated by Tenant.  If Tenant shall require air-conditioning service (as opposed to heating or ventilating services) at any other time (hereinafter called “After Hours”), Landlord shall furnish such After Hours air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord’s then established charges therefor within ten (10) business days after Landlord’s demand as additional rent.  Landlord shall not charge Tenant for After Hours heating, After Hours air conditioning service or overtime freight elevator service (on an hourly basis) more than Landlord charges other comparably sized tenants for the same service.  As of the date of this Lease, the charge for After Hours air conditioning is $265 per hour and the charge for After Hours heat is $165 per hour, subject to change from time to time without notice.  All requests for After Hours or Non-Business Days (i.e. weekend) HVAC service or freight elevator service must be made in writing to the Building Management at least twenty-four (24) hours in advance.

17.02                     Use of the Demised Premises, or any part thereto in a manner exceeding the design conditions thereof (including occupancy and connected electrical load) for air- conditioning service in the Demised Premises, or rearrangement by Tenant of partitioning which interferes with the normal operation of the air-conditioning service in the Demised Premises, or the use of computer or data processing machines, may require changes in the Systems servicing the Demised Premises.  Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant’s Changes pursuant to Article 13 or at Landlord’s option, by Landlord at Tenant’s expense.  Tenant agrees to lower and keep closed the Venetian blinds or other window coverings in the Demised Premises whenever required for the proper operation of the air-conditioning service.

17.03                     Tenant shall have the right to use the ducts and other air conditioning installations already existing in the Demised Premises in the event that Tenant installs separate air conditioning equipment for its uses.  Any such equipment and installation is subject to the review and approval of Landlord.  The cost of installing, operating and maintaining such air conditioning equipment in the Demised Premises shall be borne solely by Tenant.  The installation of separate air conditioning equipment in the Demised Premises by Tenant for its uses shall not modify Landlord’s obligation to furnish building standard air conditioning in the Demised Premises during Regular Hours of Business days at appropriate times during the year pursuant to the terms and conditions of this Lease.

18.                               Landlord’s Other Services.

18.01                     Landlord shall use its reasonable efforts to: (i) provide public elevator service, passenger and freight service, by elevators serving the floor on which the Demised Premises are situated during Regular Hours of Business Days, and (ii) provide at least one passenger elevator subject to call at all other times, subject to force majeure and any other matter outside its reasonable control.  Subject to the rights of Landlord and other tenants to the use of the freight elevator and the Rules and Regulations of Landlord, Landlord shall not require any additional charge for Tenant’s reasonable use of the freight elevator during Regular Hours of Business Days, provided that such use does not exceed normal and customary deliveries incidental to the normal day-to-day operation of office space in buildings comparable to the Building or use occasioned by Tenant’s moving into the Demised Premises at the commencement of this Lease.  Notwithstanding the foregoing, Tenant, at its sole cost and expense, may use the freight elevator on a nonexclusive basis at times other than Regular Hours of Business Days, provided that such use shall be subject to Landlord’s reasonable rules and at Landlord’s then standard rates including, without limitation, scheduling requirements applicable to all tenants of the Building and security requirements.  For the purposes of this Lease, such standard rate is $110.00 per hour (with a two (2) hour minimum on Business Days and a four (4) hour minimum After Hours and on Non-Business Days) as of the date of this Lease, subject to change from time to time and without notice.  Such use shall be subject to the availability of appropriate Building security personnel and then existing union work rules.\

18.02                     Landlord, at its expense, shall cause the Demised Premises to be cleaned.  A list of the cleaning specifications to be performed by Landlord is attached hereto as Exhibit D it being understood that Landlord may make such changes in the aforesaid cleaning specifications as are consistent with commercial office space in buildings comparable to the Building.  Tenant shall pay to Landlord within twenty (20) business days after demand the actual and reasonable costs incurred by Landlord for (a) extra cleaning work performed by Landlord in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees, contractors, subtenants, or visitors, (ii) use of portions of the Demised Premises for special purposes permitted by Landlord requiring greater or more difficult cleaning work than commercial office areas, (iii) unusual quantity of interior glass surfaces, or (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business  office occupancy.  Landlord,  its cleaning contractor and their employees shall have After Hours access to the Demised Premises and the use (at Tenant’s expense) of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord’s obligations hereunder.

18.03                     Landlord, at its expense, shall furnish warm and cold water to the floor on which the Demised Premises are located, for office, lavatory, shower (if any) and cleaning purposes.  If Tenant uses an amount of water Landlord reasonably deems excessive, Landlord, at Tenant’s expense, may install meters to measure Tenant’s consumption of water and/or steam, as the case may be, Tenant shall pay for the quantities of water and/or steam shown on such meter(s) at Landlord’s cost thereof, on the rendition of Landlord’s bills therefor.  Landlord may also use an engineer to estimate Tenant’s consumption of water and/or steam, and bill Tenant therefor pursuant thereto; provided, however, that if such an engineer shall find normal water and/or steam consumption on the part of Tenant, then there shall be no charge to Tenant for water and/or steam consumption.

18.04                     Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air-conditioning, electric, sanitary, water, steam, elevator or other building Systems serving the Demised Premises or the rendition of any of the other services required of Landlord under this Lease (“Landlord Services”), whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of substantial difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by governmental restrictions or by reason of any other cause beyond Landlord’s reasonable control.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to mitigate interference with Tenant’s business.  If as a consequence of any interruption of Landlord Services lasting for a period in excess of three (3) consecutive Business Days (hereinafter called the “Threshold Period”), the Demised Premises becomes untenantable and Tenant, as a consequence, substantially curtails the conduct of its business, then provided that the cause of such service interruption is not caused by any negligent or willful act or omission of Tenant or its agents, representatives, employees, or contractors, beginning upon the day following the expiration of the Threshold Period and continuing thereafter until the date on which the Demised Premises are once again tenantable, the Fixed Rent payable hereunder shall be abated for that portion which is untenantable.

19.                               Access, Changes in Building Facilities, Name.

19.01                     Except for the inside surfaces of all walls, windows and doors bounding the Demised Premises, all of the Building, including exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

19.02                     Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Demised Premises; all as Landlord may deem necessary or desirable; provided, however, that Landlord shall use commercially reasonable efforts to minimize obstruction of the means of access to the Demised Premises and interference with the use of the Demised Premises (without incurring any overtime or premium charges or fees).  Any new pipes, ducts and conduits installed by Landlord in the Demised Premises which do not replace existing pipes, ducts or conduits which are exposed shall be enclosed and shall not materially diminish the floor area of the Demised Premises.  Nothing contained in this Article 19 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

19.03                     Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time.  Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use, if any, of any door, passage, concourse or plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant be regulated or discontinued at any time by Landlord.  If at any time any windows of the Demised Premises are temporarily or permanently darkened or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, or any other reason, or are temporarily or permanently closed or rendered inoperable, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

19.04                     Landlord and its respective agents shall have the right to enter and/or pass through the Demised Premises or any part thereof, during which time Tenant shall have the right to be present, at reasonable times during reasonable hours upon reasonable notice (except no such notice shall be required, and Tenant shall not have the right to be present, in case of real, perceived, or threatened emergencies) (i) to examine the Demised Premises and to show the Demised Premises or the Building to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as it may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities.  Landlord and its respective agents shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting and maintenance, without liability to Tenant, but Landlord and its respective agents shall endeavor to minimize disruption to Tenant’s use and occupancy of the Demised Premises in connection therewith (but Landlord shall not be required to arrange for any of such activities to be conducted during other than normal business hours).  Landlord and its respective agents shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

19.05                     During the period of twelve (12) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants upon reasonable prior notice to Tenant and in a manner so as not to unreasonably interfere with the conduct of Tenant’s business.

19.06                     Solely by virtue of a valid judicial order, Landlord and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other Occupant of the Demised Premises, or for any other lawsuit purpose, or by any representative of any

Governmental Authority.  Neither anything contained in this Section, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

19.07       The reasonable exercise by Landlord of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

20.                               Notice of Accidents.

Tenant shall give notice to Landlord, promptly after Tenant learns thereof of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitation, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

21.                               Non-Liability of Landlord in Certain Circumstances, Exculpation.

21.01       Neither Landlord, any superior lessor or any superior mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any superior lessor or any superior mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 11.05 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the gross negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Demised Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work or (iii) even if grossly negligent, consequential damages arising out of any loss or use of the Demised Premises or any equipment, facilities or other Tenant’s Property therein.

21.02       Neither (i) the performance by Landlord, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, including the erection or operation of any crane, derrick or sidewalk shed, nor (ii) the failure of Landlord or others to make any such decoration, repairs, alterations, additions or improvements, nor (iii) any latent defect in the Building or in the Demised Premises, nor (iv) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (iii), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or any lessor under any ground or underlying lease, other than such liability as may be imposed upon Landlord by law for Landlord’s negligence or the negligence of Landlord’s agents, servants or employees in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord’s part to be performed.

21.03       Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of act of God, strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, steam, supplies or labor resulting therefrom, or other cause beyond Landlord’s reasonable control (“Force  Majeure”).  Notwithstanding the foregoing, Landlord will use all reasonable efforts and due diligence to fulfill its obligations under this Lease in a manner so as to minimize the interference to, and quiet enjoyment of, Tenant in its use and occupancy of the Demised Premises.  Notwithstanding the above, if Tenant’s possession of the Demised Premises is adversely impacted by a Force Majeure for seven (7) or more consecutive days, Rent shall abate in an amount that is proportionate to the area of the Demised Premises that remains untenantable, until such Force Majeure event has terminated and the Demised Premises are tenantable.

21.04       Neither any partner, employee, agent or representative of Landlord shall have any personal liability for the failure of Landlord to perform any obligation under this Lease, it being agreed that no such person or entity shall be named in any legal or other proceeding to enforce any right or remedy arising out of this Lease and Landlord’s liability and Tenant’s sole recourse shall be limited to Landlord’s interest in and to the Land and Building and no other assets of Landlord or of any of its partners, employees, agents or representatives shall be subject to execution or levy notwithstanding that Tenant may not be made whole out of such interest in and to the Land and Building.

21.05       Tenant’s liability under this Lease extends to the acts and omissions of any of its agents, contractors, employees and invitees and to the acts and omissions of any subtenant of the Demised Premises and any agent, contractor, employee, or invitee of any subtenant of the Demised Premises.

22.                               Destruction or Damage.

22.01       If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”), then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or invitees (and if this Lease shall not have been terminated as in this Article 22 hereinafter provided) Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense (without limiting the rights of any insurance company subrogated to Landlord’s rights hereunder pursuant to the terms of any insurance policy as to which Landlord shall have been unable to obtain a waiver of subrogation in accordance with Article 11 hereof, to seek recovery from Tenant, and any rights of Landlord under any other provisions of this Lease or at law or in equity), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s Property, or Tenant’s Changes or any improvements, changes or alterations within the Demised Premises.

22.02       If the Building or the Demised Premises shall be partially damaged or partially destroyed by a Casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the earlier of (i) the date the Demised Premises is made tenantable (provided, that if the Demised Premises would have been tenantable at an earlier date but for Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds, then the Demised Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Demised Premises (in which case the Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy).  If the Demised Premises shall be totally damaged or destroyed or rendered completely untenantable on account of a Casualty, the rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises.  Should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy. Landlord’s determination of the date the Demised Premises  is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within ten (10) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination.  Notwithstanding the foregoing, if solely by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any superior lessor or any superior mortgagee shall be unable to collect all of the insurance proceeds  (including,  without  limitation,  rent insurance proceeds)  applicable to  the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent, but the total amount of such Rent not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.  Nothing contained in this Section 22.02 shall relieve Tenant from any liability that may exist as a result of any Casualty.

22.03       If the Demised Premises shall be totally damaged or destroyed by a Casualty, or if the Building shall be so damaged or destroyed by a Casualty that, in Landlord’s  or  Tenant’s  reasonable  opinion,  substantial  alteration,  demolition  or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable) then in any such case Landlord or Tenant may terminate this Lease.

22.04       No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22.  Landlord shall endeavor to effect such repair or restoration with all reasonable expedition, subject to delays due to adjustments of insurance claims, labor troubles and causes beyond Landlord’s control, and in such manner as not unreasonably to interfere with Tenant’s use and occupancy.

22.05       Landlord will not carry separate insurance of any kind on Tenant’s Property and on Tenant’s Changes or any other improvements, and Landlord shall not be obligated to repair any damage thereto or replace the same.  Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Property, Tenant’s Changes or any other improvements.  Tenant shall promptly notify Landlord of any Casualty in the Demised Premises.

22.06       The provisions of this Article 22 shall be considered an express agreement governing any cause of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

23.                               Condemnation.

23.01       In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, Rent shall be abated in an amount proportionate to the area of the Demised Premises so condemned or taken.  In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the Demised Premises be affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within forty-five (45) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of more than twenty-five percent (25%) of the Demised Premises, Tenant may, at Tenant’s option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Rent payable hereunder shall be abated to the extent herein before provided in this Article 23.  In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Demised Premises are not terminated as herein before provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised

Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, excluding Tenant’s Changes and other improvements, changes and alterations to the Demised Premises.

23.02       In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Rent payable hereunder shall be apportioned as of such date.

23.03       In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.  Nothing in this Section 23.03 shall be construed to prevent Tenant from making a claim in a separate proceeding for relocation assistance including but not limited to moving expenses and the cost of any trade fixtures taken in any such condemnation or taking, provided same does not reduce Landlord’s award in its proceeding.

23.04       In the event any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 23, then (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the Rent hereunder shall be reduced and adjusted in the same manner as is provided in Section 23.01 according to the reduction in rentable area of the Demised Premises from such taking.

23.05       Landlord shall notify Tenant of any condemnation proceeding of which it has received written notice involving the Demised Premises or involving substantially all of the common areas for the Building.

24.                               Surrender.

24.01       On the Expiration Date, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease.  Landlord shall have the right to retain any property and effects which shall remain in the Demised Premises seven (7) days after the expiration or sooner termination of the term, and any net proceeds from the sale thereof, without waiving Landlord’s right with respect to any default by Tenant under the foregoing provisions of this Section.  Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article.  If said date upon which the term shall expire and come to an end shall fall on a Sunday or holiday, then Tenant’s obligations under the first sentence of this Section shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday.  Tenant’s obligations under this Section shall survive the expiration or sooner termination of the term of this Lease,

24.02       Tenant agrees it shall indemnify, defend with counsel selected by Landlord, and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any awards to any succeeding tenant founded on such delay.  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to surrender the Demised Premises on the Expiration Date or upon any earlier termination of this Lease will be material, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement.  Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within seven (7) days after the date of the expiration or sooner termination of the term of this Lease, then (without limitation of Landlord’s right to claim and collect consequential damages caused by Tenant’s holdover) Tenant will pay Landlord promptly upon demand as a liquidated use and occupancy charge, without set-off or deduction, for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or termination of the term of this Lease, a sum equal to one and one-half (1.5) times the average Rent which was payable per month under this Lease during the last six months of the term of its Lease.  Such holding over shall not be deemed to extend the term or renew this Lease.  Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 24.02 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

25.                               Conditions of Limitation.

25.01       This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may (a), at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, give Tenant a notice of intention to end the term of this Lease at the expiration of thirty (30) days from the date of service of such notice of intention, and upon the expiration of said thirty (30) day period this Lease and term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27, For purposes of this Section 25.01, the term “Tenant” shall include any guarantor of this Lease.

25.02       This Lease and the term and estate hereby granted are subject to further limitation as follows:

(a)           whenever Tenant shall default in the payment of Fixed Rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, or

(b)           whenever Tenant shall default in the keeping, observance  or performance of any covenant or agreement (except as provided in Sections 25.02(a), (c), (d), (e), (f), (g), (h), or (i)) or do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, (but in no instance shall such remedy be completed later than one hundred-twenty (120) days from the giving of notice by Landlord), or

(c)           whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 36, or

(d)           whenever Tenant shall vacate, desert or abandon the Demised Premises (unless as a result of a casualty), or

(e)           if Tenant or any Affiliate defaults under any other lease with Landlord or any Affiliate of Landlord, which default shall continue beyond any applicable grace period provided under such other Lease, or

(f)            if Tenant shall fail to take possession of the Demised Premises within thirty (30) days after the Commencement Date, or

(g)           if (i) Tenant shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant, or seeking to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts, or (B) seeking appointment or a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property; or (ii) there shall be commenced against Tenant any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant’s property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iv) Tenant shall take any action consenting to or approving of any of the acts set forth in clause (i) or (ii) above; or (v) Tenant shall generally not, or shall not be unable to, pay Tenant’s debts as they become due or shall admit in writing Tenant’s inability to pay Tenant’s debts;

(h)           if Tenant is a corporation and shall cease to exist as a corporation in good standing in the state of its incorporation, or if Tenant is a partnership or other entity and Tenant shall be dissolved or otherwise liquidated; or

(i)            if a default of the kind set forth in Section 25.02(a) or (b) shall occur and have been cured, and if a similar default shall occur more than once within the next 365 days, whether or not such similar defaults are cured within the applicable grace period;

then in any of said cases as set forth in the foregoing subsections (a), (b), (c), (d), (e), (f), (g), (h) and (i), Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration often (10) business days from the date of the service of such notice of intention, and upon the expiration often (10) business days, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

26.                               Re-entry by Landlord.

26.01       If Tenant shall default in the payment of any installment of Rent on any date upon which the same ought to be paid, and if such default shall continue for ten (10) business days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 25, provided, Landlord or Landlord’s agents and employees may at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein.  The word “re-enter”, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of this Lease under the provisions of Article 25.  or if Landlord shall reenter the Demised Premises under the provisions of this

Article 26 or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02       In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03       If this Lease shall terminate under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Rent due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable “by Tenant under Article 27 or pursuant to law.

27.                               Damages.

27.01       If this Lease is terminated under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall pay to Landlord as damages, at the election of Landlord, either

(a)           a sum which at the time of such termination of this Lease or at the time such reentry by Landlord, as the case may be, represents the then value of the excess if any, of

(i)            the aggregate of the Rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over

(ii)           the aggregate fair and reasonable rental value of the Demised Premises for the same period, or

(b)           sums equal to the Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the Expiration Date; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents, as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal expenses, attorneys’ fees, advertising, and all other expenses properly chargeable against the Demised Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

27.02       If the Demised Premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof so re-let during the term of the re-letting.

27.03       A suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages, and not as a penalty, by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

27.04       Landlord may re-let the Demised Premises or any part or parts thereof; either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease.

27.05       Landlord, in putting the Demised Premises in good order or preparing the same for re-rental, may, at its option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in its sole judgment, considers in good faith advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

27.06       Landlord shall in no event be liable in any way for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting.  The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.

28.                               Waivers.

28.01       Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of ease or after the termination of this Lease as herein provided.

28.02       In the event that Tenant is in arrears in payment of Fixed Rent or additional rent hereunder beyond any applicable grace or cure period, Tenant waives Tenant’s right, if any, to designate the item against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the item against which such payments shall be credited.  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.  If Landlord commences any summary proceeding for possession, Tenant hereby waives the right to and agrees that Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, except compulsory counterclaims which Tenant would be deemed to have waived if not asserted in such a proceeding.

28.03       The provisions of Articles 17 and 18 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services.

29.                               No Other Waivers or Modifications.

29.01       The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02       The following specific provisions of this Section 29.02 shall not be deemed to limit the generality of Section 29.01:

(a)           No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord.  The delivery of keys to an employee of Landlord or one of its agents shall not operate as a termination of this Lease or a surrender of the Demised Premises.  If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s Property in connection with such subletting.

(b)           The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

(c)           No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

30.                               Curing Tenant’s Defaults, Additional Rent.

30.01       If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of the applicable grace period provided in Section 25.02 or elsewhere in this Lease for cure of such default.

30.02       Bills for reasonable expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in defending any action unsuccessfully brought by Tenant, as well as bills for any property, material, labor or services provided, furnished or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable in accordance with the terms of such bills.  If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

31.                               Parties Bound.

31.01       The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 36 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 31 shall not be construed as modifying the conditions of limitation contained in Article 25.  However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof together with Tenant’s security that has not previously been applied or retained and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article 31.

31.02       Tenant may look only to Landlord’s estate and property in the Building for the satisfaction of Tenant’s remedies or the collection of a judgment (or other judicial process) or arbitration award requiring the payment of money by Landlord hereunder, and no other property or assets of such Landlord or any partner or member of Landlord, disclosed or undisclosed, shall be subject to levy,  execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or under law or Tenant’s use or occupancy of the Demised Premises.

32.                               Notices.

All notices and other communications (other than rent bills) required to be given under this Lease shall be in writing, signed by the party serving the notice or other communication, and sent by registered or certified United States mail, return receipt requested, or reputable overnight courier service, to the address of the party to whom given as set forth below or to such other address as either party may designate in writing in the manner herein prescribed.  All such notices and other communication shall be deemed effective upon receipt.  Addresses to which notices shall be sent are, as follows:

To Landlord:

205-215 Lexington Avenue Associates LLC
c/o Somerset Management Ltd.
205 Lexington Avenue
New York, New York 10016

with a copy to:

Colliers ABR, Inc.
40 East 52nd Street
New York, New York 10022
Attention: Ms. Wendy Miller

To Tenant:

Tangoe, Inc.
35 Executive Boulevard
Orange, CT 06477
Attention: Gary Martino

with a copy to:

Tangoe, Inc.
205 Lexington Avenue, Suite 1000
New York, NY 10016
Attention: George Germano

33.                               Estoppel Certificate, Memorandum.

33.01       Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) business days’ prior notice to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications) certifying the dates to which the Rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

33.02       Tenant shall not record either this Lease or a memorandum thereof and any attempt so to record shall be deemed a default hereunder.

34.                               Directory Listings.

34.01       Landlord shall provide Tenant with up to four (4) lines in the Building’s directory (which may, at Landlord’s sole discretion, be an electronic directory) which shall be located in the lobby of the Building and shall, at Tenant’s request, include the name of Tenant (and Tenant’s employees who may work in the Building or other permitted subtenant or designee) in the listing, provided the size and location of the name so listed and the location of the directory shall be at the sole discretion of the Landlord.  The cost of adding and deleting names on such directory after initial installation of such names in the Building’s directory shall be paid by Tenant, in advance, at the sum of Landlord’s then standard charge per change per line.  The listing of any name or logo other than that of Tenant on the Building’s directory or otherwise, shall never operate to vest in any such party (or parties) an interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, or any other sublease of the Premises, or to the use and occupancy thereof by others.  Subject to Landlord’s approval and prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant may install a sign in the hallway next to the front door of the Demised Premises.

35.                               No Other Representations, Construction, Governing Law.

35.01       Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.  This Lease and said other written agreement(s) made concurrently herewith, if any, are hereinafter referred to as the “Lease Documents.”  It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease Documents, which alone fully and completely express their agreement, and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease Documents, made by the other.  Except as specifically set forth herein, neither Landlord, Landlord’s agents, employees, representatives, managing agent, legal counsel or broker has made any representation or other statement upon which Tenant is relying concerning any of the following: (i) the area of the Demised Premises or the Building, (ii) the physical condition of the Demised Premises or the Building, (iii) the existence or nonexistence of any Hazardous Substance, Hazardous Condition or Hazardous Activity in or about either the Demised Premises or the Building, (iv) the state of title to the Real Property, (v) the availability of utilities to the Demised Premises or the Building, (vi) the existence of any notice of violation of any law, statute, code or regulation affecting the use, safety, occupancy of the Demised Premises or the Building or (vii) the use made of any portion of the Building by any occupant thereof.

35.02       If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of said provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.03       This Lease shall be governed in all respects by the laws of the State of New York without regard to conflicts of laws principles.

35.04       If on the Commencement Date, or any time during the term, the Rent reserved in this Lease is not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation or direction of a public officer or body pursuant to law (collectively “Law”), Tenant agrees to take such steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such Law (but not in excess of the amounts reserved therefor under this Lease).  Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by Law, an amount equal to (a) the Rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (b) the Rent paid by Tenant to Landlord during the period such Law was in effect.

36.                               Assignment, Mortgaging, Subletting, Etc.

36.01       Subject to Section 36.02, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Demised Premises, nor any part thereof shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Demised Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord.  The dissolution or direct or indirect transfer of Control (as defined below) of Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards.  An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease.  No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Demised Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting.  Any attempt to assign this Lease or sublet all or any portion of the Demised Premises in violation of this Article 36 shall be null and void.  “Control” (and with correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.  “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity.  Notwithstanding anything to contrary contained herein, Tenant shall have the right, upon prior written notice to Landlord, to assign the Lease to any affiliate, parent, subsidiary, divisional entity, partner, joint venture entity or related business entity of Tenant, or to any entity arising by virtue of merger, consolidation or other business combination with Tenant or Tenant’s parent entity, or to any purchaser of all or substantially all of Tenant’s stock or assets, or to any entity under the ownership or control of Tenant’s parent entity or holding entity (individually, a “Related Entity” and collectively, “Related Entities”).

36.02       (a)           If Tenant desires to assign this Lease or sublet all of the Demised Premises (other than in accordance with Section 36.01), Tenant shall give to Landlord notice (a “Transfer Notice”), thereof specifying (i) in the case of a proposed subletting, the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, the fixed annual rent which Tenant desires to receive for such proposed subletting and (iii) the proposed assignment or sublease commencement date, which notice shall be accompanied by (w) a copy of the proposed assignment or sublease term sheet or draft sublease and all related agreements, (x) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, (y) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statement and (z) such other information as Landlord may reasonably request and Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, and Landlord shall respond to Tenant’s Transfer Notice within thirty business (30) days of Landlord’s receipt of the Transfer Notice, provided that:

(i)            In Landlord’s reasonable judgment the proposed assignee or subtenant will use the Demised Premises in a manner that (A) is in keeping with the then standards of the Building, (B) is limited to the use expressly permitted under this Lease, and (C) will not violate any negative covenant as to use contained in any other Lease of space in the Building.

(ii)           The proposed assignee or subtenant is, in Landlord’s reasonable judgment, a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved.

(iii)          Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building, unless the Landlord does not have available at the time of sublet or assignment comparable space of comparable size.

(iv)          The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior six (6) months negotiated to lease space in the Building or in the adjacent building whose address is 215 Lexington Avenue, New York, NY 10016.

(v)           The form of the proposed sublease or assignment shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 36.

(vi)          There shall not be more than one (1) subtenant or assignee of the Demised Premises.

(vii)         The aggregate rent to be paid by the proposed subtenant is not less than the fair rental value of the sublet space.

(viii)        Tenant shall reimburse Landlord on demand for any reasonable costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

(b)           Tenant’s Transfer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, upon the same terms contained in the Transfer Notice, at Landlord’s option, (i) sublease such space from Tenant or (ii) have this Lease assigned to it or (iii) terminate this Lease and recapture the Premises.  Said option may be exercised by Landlord by notice to Tenant within thirty (30) days after a Tenant’s Transfer Notice, together with all other information required pursuant to Section 36.02(a), has been given by Tenant to Landlord.

(c)           If Landlord exercises its option under Section 36.02(b)(iii) to terminate this Lease and recapture the Premises, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Transfer Notice and all Rent and other charges shall be paid and apportioned to such date.

(d)           If Landlord exercises its option under Section 36.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord, effective on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Transfer Notice and Tenant’s liability under this Lease shall terminate.  Tenant shall not be entitled to consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment.  If the Transfer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee).

(e)           If Landlord exercises its option under Section 36.02(b)(iii) to terminate this Lease with respect to the space covered by a proposed sublease, then this Lease shall terminate with respect to the Demised Premises on the effective date of the proposed sublease.

(f)            If Landlord exercises its option under Section 36.02(b)(i) to sublet the space Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord effective on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Transfer Notice.  Tenant shall not be entitled to consideration, except as otherwise provided herein, or payment from Landlord (or Landlord’s designee) in connection with any such subletting.  If the Transfer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee), and:

(i)            shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 36.02(f);

(ii)           shall be upon the same terms and conditions as those contained in the applicable Transfer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 36.02(f);

(iii)          shall permit the sublessee, without Tenant’s consent, freely to assign such sublease or any interest therein or to sublet all of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease;

(iv)          shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage caused by such removal; Tenant shall not be responsible in any way what so ever for any damage, alterations, decorations, or installations made by an assignee, or further subtenant of Landlord or its designee, nor shall Tenant be responsible for the removal of any such alterations, decorations or installations and

(v)           shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate, and (3) at the expiration of the term of such sublease, Tenant shall accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition.

(g)           If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within thirty (30) days after the giving of such consent, then Tenant shall again comply with this Article 36 before assigning this Lease or subletting all or part of the Demised Premises.

36.03       (a)           If this Lease is assigned by Tenant, whether or not in violation of this Lease, Landlord may collect Rent from the assignee.  If the Demised Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 36.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b)           No assignment or transfer shall be effective until the assignee delivers to Landlord (i) reasonably satisfactory evidence that the assignee, as Tenant hereunder, has complied with the requirements of Article 11 and (ii) an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease.

(c)           Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease.  The joint and several liability of Tenant and any immediate or remote successors in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

(d)           Each subletting by Tenant shall be subject to the following:

(i)            No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii)           No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies required to be maintained by occupants of the Demised Premises pursuant to Article 11, and (y) there is in full force and effect, the insurance otherwise required by Section 11.01.

(iii)          Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 7.01(a).

(e)           Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent and without complying with all of the terms and conditions of this Article 36, including, without limitation, Section 36.03, which for purposes of this Section 36.03(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

(f)            Tenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed provided that Tenant shall in no event advertise the rental rate or any description thereof. However, Tenant shall have the right to list the availability of the Premises with a real estate broker, who shall have the right to further list the availability of the Premises with a listing service that is used by real estate brokers.

36.04       (a)           If the aggregate of the amounts payable as Rent on account of Real Estate Taxes, and other charges set forth on the Escalation Statement and electricity by a subtenant under a sublease of any part of the Demised Premises and the amount of any Other Sublease Consideration (as defined below) payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as additional charges, fifty percent (50%) of such excess.  Tenant shall deliver to Landlord within sixty (60) days after the end of each calendar year and within sixty (60) days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement.  “Tenant’s Basic Cost” for sublet space at any time means the sum of (i) the portion of the Fixed Rent, and additional rent pursuant to Article 5 of this Lease which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease.  For purposes of this Section 36.05(a), the term “Other Sublease Considerations” shall mean all sums paid for the furnishing of guaranteed services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns.

(b)           Upon any assignment of this Lease, Tenant shall pay to Landlord fifty percent (50%) of the Assignment Consideration (as defined below) received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses.  For purposes of this Section 36.04(b), the term “Assignment Consideration” shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the furnishing of guaranteed services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).

36.05       Notwithstanding anything in this Article 36 to the contrary, Landlord consents to the use of desk and office space within the Demised Premises by up to two (2) non-affiliated individuals (“Business Invitees”) having a business relationship with Tenant, subject to the following conditions: (i) no demising walls shall be permitted separating such offices from the balance of the Premises, (ii) each Business Invitee is of character, is engaged in a business, and uses the Demised Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building, (iii) Tenant shall promptly provide Landlord with the name, nature of business and other reasonably requested information of the Business Invitee, and (iv) the use and occupancy by each Business Invitee is otherwise expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease, including Tenant’s obligation to indemnify Landlord for all matters arising out of the Business Invitees’ use of the Demised Premises, and (iv) any violation of any provision of this Lease by any Business Invitee shall be deemed to be a default by Tenant under such provision.

37.                               Security Deposit.

37.01       (a)           Upon the execution of this Lease, Tenant shall deposit with Landlord either (i) a cash security deposit of Eighty Thousand Eight Hundred Forty-Nine and 15/100 ($80,849.15) Dollars or (ii) in the same amount, an unconditional, irrevocable letter of credit issued or confirmed by a New York money center banking organization reasonably satisfactory to Landlord in its sole discretion, to be presented at a branch located in New York County as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposit held by Landlord shall be reduced by: (a) the sum of Sixteen Thousand One Hundred Sixty-Nine and 83/100 ($16,169.83) Dollars on and as of the eighteenth (18th) month following the Commencement Date, leaving a balance of Sixty Four Thousand Six Hundred Seventy-Nine and 32/100 ($64,679.32) Dollars.

(b)           If the security deposit is in the form of cash, Landlord shall hold such security deposit in an interest-bearing savings account and Tenant shall be entitled to payment annually of the interest earned thereon, less 1% (one percent) per annum of the security which Landlord shall be entitled to retain as its administrative fee.

(c)           If the security deposit is in the form of the letter of credit, Tenant shall pay to Landlord, on demand and as additional rent hereunder, ail fees and charges paid by Landlord to the bank issuing the letter of credit or any portion thereof in connection with the transfer of same to any future owner of the Building.  In the event of a default by Tenant of any of the terms, provisions and conditions of this Lease, Landlord shall be permitted to draw down the entire amount of the letter of credit or any portion thereof and apply the proceeds (or a portion thereof in accordance with Section 37.02) after expiration of any applicable grace or cure period.  Landlord shall also have the right to draw down the entire amount of the letter of credit in the event that Landlord receives notice that the date of expiry of the letter of credit will not be extended by the issuing bank. In such event, the principal of the amount of the letter of credit shall be deemed a cash security deposit hereunder.

37.02       It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposit shall be promptly returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord.  In the event of a sale of the Land and Building or leasing of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new owner for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new owner.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the event Landlord applies or retains any portion or all of the security deposited (as cash or a letter of credit), Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the amount hereinabove then required to be maintained as the security deposit, exclusive of accrued interest.

38.                               Change of Location.

38.01       Tenant covenants and agrees that Landlord shall have the absolute and unqualified right, upon notice to Tenant, to designate as the Demised Premises that part of any other floor in the Building or in the building located at 215 Lexington Avenue, New York, New York that approximately corresponds to the Demised Premises hereunder; provided, however, (a) Landlord may exercise this right only once during the original term of this Lease, (b) such substituted space shall be the equivalent or better in the appearance of the Demised Premises upon completion of Landlord’s Work (wear and tear, as well as damage to the Demised Premises caused by Tenant, excepted), (c) Landlord shall move Tenant to the substituted space during a single weekend and (d) Landlord shall pay for all reasonable hard and soft costs of Tenant associated with such change of location, including, but not limited to replacement of business cards and stationery for Tenant’s personnel.  Such notice shall specify and designate the space so substituted for the Demised Premises.  Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Demised Premises shall be and be deemed to be such substituted space (hereinafter called “Substituted Space”), with the same force and effect as if the Substituted Space were originally specified in this Lease as the premises demised hereunder.

38.02       In the event of the substitution of space as provided in Section 38.01, Tenant, upon six (6) months prior written notice, shall move to the Substituted Space at Landlord’s expense, and upon failure of Tenant to so move to the Substituted Space, Landlord may, as Tenant’s agent, remove Tenant from the Demised Premises to the Substituted Space.  Failure of Tenant to move to the Substituted Space pursuant to this Article 38 shall be deemed a substantial breach of this Lease.  Landlord shall reimburse Tenant for Tenant’s reasonable and necessary out-of-pocket expenses actually incurred with regard to the move to the Substituted Space.  Upon request from Landlord, Tenant shall supply Landlord with satisfactory proof of out-of-pocket expenses incurred by Tenant in moving from the Demised Premises to the Substituted Space.

38.03       Following such substitution of space (pursuant to this Article 38) if any, Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement in recordable form setting forth such substitution of space.

39.                               Late Charges.

39.01       If Tenant shall fail to pay all or any part of any installment of Rent for more than ten (10) days after the same shall have become due and payable, Tenant shall pay as additional rent hereunder to Landlord a late charge of two cents ($.02) for each dollar of the amount of such Rent which shall not have been paid to Landlord within such ten (10) business days after becoming due and payable.

39.02       The late charge payable pursuant to Section 39.01 shall be (i) payable on demand and (ii) without prejudice to any of Landlord’s rights and remedies hereunder at law and equity for nonpayment or late payment of rent or other sums and in addition to any such rights and remedies.  No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay late charges as provided in this Article 39 shall constitute a waiver by Landlord of its right to enforce the provisions of this Article 39 in any instance thereafter occurring.

39.03       The provisions of this Article 39 shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this Lease.

40.                               Miscellaneous.

40.01       Tenant shall not be entitled to exercise any right or option granted to it by this Lease (if any) at any time when Tenant is in default, beyond any applicable cure periods, in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease.

40.02       Neither Tenant nor any entity controlled by or under common control with Tenant shall occupy any space in the Building or in the building known as 215 Lexington Avenue, New York, New York (by assignment, sublease or otherwise) other than the Demised Premises, except with prior written consent of Landlord in each instance.

40.03       Tenant agrees that its sole remedies in cases where Landlord’s reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

40.04       If Landlord places the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant, Tenant shall, upon demand, reimburse Landlord for Landlord’s reasonable attorneys’ fees and disbursements and court costs.

40.05       In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction.  The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

40.06       The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

40.07       This Lease shall not be binding upon Landlord unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

40.08       The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

40.09       The Exhibits annexed to this Lease, and the terms, covenants, conditions, representations and warranties, if any, contained therein, shall be deemed part of this Lease with the same force and effect as if such Exhibits were numbered Articles of this Lease.

40.10       As both parties have contributed to the drafting of this Lease, this Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted.

40.11       Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Demised Premises, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

40.12       If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Demised Premises or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, or constrictive or actual eviction.  Landlord represents that as of the date hereof, Landlord has not received any written notice of any authorized excavation upon such land.

40.13       No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding.  Landlord makes no representations as to the location of the property line of the Building.  All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation, diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

41.                               Right of First Offer.

41.01       Provided no event of default exists at the time Tenant exercises this right, upon the terms and conditions hereinafter set forth, Tenant shall have the Right of First Offer (“First Offer Right”), subordinate to existing Tenants’ rights, if any, to lease the entire space (but not a portion) adjacent to the Demised Premises, as more particularly shown on Exhibit A (“First Offer Space”), if and as such space becomes vacant and available for lease, from time to time.  Tenant shall have the right to lease the First Offer Space upon the same conditions and terms as Landlord is willing to lease such space in the market.

41.02       Tenant’s exercise of its First Offer Right shall be effective only upon written notification by Tenant to Landlord of Tenant’s exercise of the First Offer Right (the “Offer Notice”) and its acceptance of the terms set forth in the written notification of Landlord referred to in the next sentence of this paragraph.  Such notification must be given to Landlord within ten (10) business days after Landlord’s written notification to Tenant (“Landlord’s Offer”) of the terms and conditions for rental of the First Offer Space or of the vacancy or termination of a lease for the First Offer Space.  Landlord’s offer shall set forth the rental terms and other conditions the Landlord is willing to accept.  Time is of essence with respect to Tenant’s exercise of its rights under this Section, and Tenant acknowledges that Landlord requires strict adherence to the requirements that the Offer Notice be timely made and in writing.

41.03       In the event Tenant fails to notify Landlord within said ten (10) business day period, Landlord shall be free to offer said First Offer Space to a third party on any terms whatsoever, and this First Offer Right shall be null and void and of no further effect, except as set forth in the following sentence.  In the event that Tenant fails to timely notify Landlord within said ten (10) business days of its exercise of the First Offer Right and Landlord subsequently leases the First Offer Space to a third party (the “Third Party Lease”), then, if the First Offer Space subsequently becomes again available for lease, subject to any renewals or extensions of the Third Party Lease, then Landlord shall be obligated to again offer the First Offer Space to Tenant and Tenant shall have ten (10) business days to accept said offer, all upon the same terms and conditions as are set forth herein.

41.04       In the event that the First Offer Right is exercised by Tenant, Tenant shall lease the First Offer Space upon all the following terms and conditions:

(a)  The Lease Commencement Date for the First Offer Space shall be the date set forth in Landlord’s Offer (“First Offer Space Commencement Date”) and the Lease Expiration Date for the First Offer Space shall be coterminous with the Lease for the Demised Premises under the Lease Agreement, or if extended by any Option to Renew, the amended Lease Expiration Date due to Tenant’s exercise of its the Option to Renew; within two (2) weeks of Landlord’s receipt of Tenant’s Offer Notice, Landlord shall prepare an Amendment to Lease for the First Offer Space, which Amendment shall be promptly executed and returned by Tenant to Landlord;

(b)  The rental rate for the First Offer Space shall be at the rate which Landlord would quote to third parties for space comparable to the Premises if it were to become available for leasing for a lease term scheduled to commence at the time of the commencement of the applicable option term (“Fair Market Rent”), but in no event shall the rental rate for the First Offer Space be less than the rent which Tenant is paying for the Demised Premises immediately prior to First Offer Space Commencement Date, including Fixed Rent and Additional Rent;

(c)  The First Offer Space shall be delivered to Tenant in its “AS IS” condition, unless otherwise set forth in Landlord’s Offer;

(d)  The First Offer Right is personal to Tenant and may be exercised only if Tenant is in actual physical possession of the entire original Demised Premises and may not be transferred or assigned.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:
205-215 LEXINGTON AVENUE ASSOCIATES LLC

By:	/s/ David Eshaghian
Name: David Eshaghian
Title: Managing Member

TENANT:
TANGOE, INC.

By:	/s/ Gary R. Martino
Name: Gary R. Martino
Title CFO

Tenant’s Tax Identification Number is 06-1571143

LANDLORD

STATE OF New York	)
	)	ss.:
COUNTY OF New York	)

On the 16th day of September in the year 2009 before me, the undersigned, personally appeared David Eshaghian, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Sabrina V. Eshaghian	By:	/s/ Sabrina V. Eshaghian
Notary Public, State of New York		Notary Public
No. 02ES6075071
Qualified in New York County
Commission Expires May 27, 2010

TENANT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the            day of                    in the year 2009 before me, the undersigned, personally appeared                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

LANDLORD

STATE OF	)
	)	ss.:
COUNTY OF	)

On the           day of                in the year 2009 before me, the undersigned, personally appeared                                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

TENANT

STATE OF Connecticut	)
	)	ss.: Milford
COUNTY OF New Haven	)

On the 18 day of Sept. this the year 2009 before me, the undersigned, personally appeared Gary R. Martino, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Wendy Wolfe
Notary Public
My Commission Expires: May 31, 2013

x	/s/ Gary R. Martino
x Gary R. Martino

EXHIBIT A

to Lease, Dated September 21st, 2009,

Between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, Landlord,

and

TANGOE, INC., Tenant

FLOOR PLAN

A-1

CONF. RM.
OFFICE C
OFFICE C
CONF. RM.
RECEPTION
STOR.
CL
OFFICE B
WS
WS
WS
PANTRY
OFFICE A
WS
WS
WS
DEMISED PREMISES
WS
WS
COPY
PRT
IT RM.
OFFICE C
East 32nd Street
COPY
WS
WS
WS
WS
FIRE TOWER COURT
OFFICE B
FAX
PRT
OFFICE C
WS
FIRST OFFER SPACE
OFFICE A
OFFICE C
Lexington Avenue
N

ALL AREAS AND DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO CHANGE PENDING FIELD VERIFICATION.

SOMERSET MANAGEMENT, LTD.	SCHEMATIC PLAN 10th FLOOR	No. 01 — DATE 1.28.09 — ISSUED / REVISED REVIEW © 2007 BY DPM	DPM
205 LEXINGTON AVENUE NEW YORK, N.Y.	Project No: 2906.00 Checked By: R.R. Drawn By: R.A. Scale: N.T.S.	DRAWING NO: SK-1	WWW.DPMARCHITECTURE.COM

EXHIBIT B

to Lease, Dated September 21st, 2009,

Between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, Landlord,

and

TANGOE, INC., Tenant

LANDLORD APPROVED CONTRACTORS

B-1

EXHIBIT C

to Lease, Dated September 21st, 2009,

Between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, Landlord,
And
TANGOE, INC., Tenant

RULES AND REGULATIONS

1.             The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress in and egress from Tenants’ premises for Tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of the entrances, corridors, escalators or elevators for any other purpose.  No tenant shall invite to Tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by Tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building.  Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of Tenants, in such manner as it deems best for the benefit of Tenants generally.

2.             Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or Tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.  Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.  In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of Tenants and protection of property in the Building.  Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of Tenant.  Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant’s premises or the Building under the provisions of this rule.  Canvassing, soliciting or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

3.             No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not approved by Landlord which approval shall not be unreasonably withheld.  Such services shall be furnished only at such hours, in such places within Tenant’s premises and under such reasonable regulations as may be fixed by Landlord.

4.             The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of Tenant, shall be paid by such tenant as additional rent.

5.             No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, except that the name of tenant may be displayed on the entrance door of Tenant’s premises, and in the elevator lobbies of the floors which are occupied entirely by tenant, subject to the approval of Landlord as to the size, color and style of such display.  The inscription of the name of Tenant and any permitted subtenant or assignee on the door of Tenant’s premises shall be done by Landlord at the expense of Tenant.  Listing of the name of Tenant on the directory boards in the Building shall be done by Landlord at its own expense, but listings of any permitted subtenant or any names other than Tenant itself shall be at the expense of Tenant.

6.             No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant’s premises.  Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner approved by Landlord.

7.             Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises.  If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine.  The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license.  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors,  and  only  during  hours  and  in  a manner  reasonably  approved  by  Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

8.             No machines or mechanical equipment of any kind, other than ordinary business machines, may be installed or operated in any tenant’s premises without Landlord’s prior written consent, and in no case (even where the same are a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise,  vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

9.             No noise, including the playing of any musical instruments, radio or television, except in the ordinary course of business, which in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking other than ordinary catering for business meetings and employees shall be done in Tenant’s premises, except as expressly approved by Landlord.  Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or permitted in any tenant’s premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air- conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.  No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.  Any cuspidors or similar containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the expense of Tenant.

10.           No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweeping, rubbish, rags, acids or other foreign substances shall be deposited therein.

11.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect.  Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor.  Upon the termination of a tenant’s lease, all keys of Tenant’s premises and toilet rooms shall be delivered to Landlord.

12.           All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by Tenant when Tenant’s premises are not in use.  Entrance doors shall not be left open at any time.

13.           Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

14.           All windows in each tenant’s premises shall be kept closed and all blinds therein above the ground floor shall be lowered and closed when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate Tenant’s premises.

15.           Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, which will not be exercised unreasonably or arbitrarily, it deems it necessary, desirable or proper for its best interest and for the best interests of Tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.  Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

EXHIBIT D

to Lease, Dated September 21st, 2009,

Between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, Landlord,

And

TANGOE, INC., Tenant

COMMERCIAL OFFICE CLEANING SPECIFICATIONS

A.                                   DAILY CLEANING

1.             Sweep floors with treated mop to maintain in clean condition throughout the Building, including tenant spaces, entrance foyers, lobbies and vestibules and all public areas, including building corridors, all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, rubber vinyl and other type flooring with special attention given to hard-to-reach areas.

2.             Vacuum all carpeted areas and rugs, moving light furniture once weekly and carpet sweep four (4) times weekly.

3.             Empty and clean all wastepaper baskets and disposal receptacles (damp dust as necessary).  Install liners if provided by tenant, as necessary

4.             Collect and remove wastepaper, cardboard boxes (which Contractor will flatten) and waste material to a designated area in or adjacent to the premises.  Separate all wastepaper from other waste material.  Bag separately all waste material, debris and wastepaper.  Waste and/or rubbish bags shall be furnished by Landlord and shall be adequate to hold contents without breaking.

5.             Move and dust under all desk equipment, ash trays, and telephones and other similar equipment, replacing and dusting said equipment.

6.             Sweep building and private stairways, wash as necessary, vacuum carpeted stairways, dust hand rails, balustrades and stringers as necessary.

7.             Dust and wipe clean all furniture, fixtures, shelving, desk equipment, telephones, cabinets, window sills, door castings, map boards and clean all glass tables and desk tops with impregnated cloths as needed.

8.             Vacuum upholstered furniture as necessary, but not less frequently than once per

D-1

month.

9.             Strip and rewax as needed, maintain all resilient tile flooring in corridors.

10.           All elevator corridors and car thresholds and saddles are to be cleaned and polished to remove all stains, dirt, paper clips, cigarettes or other similar debris.

B.            LAVATORIES

DAILY:

a)                                      Sweep and wash all lavatory floors using proper disinfectants.  Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories.

b)                                     Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories.

c)                                      Wash all toilet seats, top and bottom sides.

d)                                     Empty paper towel receptacles and transport wastepaper to designated area in basement.

e)                                      Fill toilet tissue holders, towel dispensers, soap dispensers and Kotex/Modess machines.

f)                                        Empty sanitary disposal receptacles.

g)                                     Thoroughly wash all wall tile and stall surfaces, as needed.

h)                                     Toilet tissue is to be supplied by Landlord.  Liquid hand soap is to be supplied by Tenant.  Paper towels are to be supplied by Tenant.  Sanitary napkins are to be supplied by Tenant.

PERIODIC:

Scrub all floors monthly.

Windows to be cleaned twice per year.

D-2

EXHIBIT E

to Lease, Dated September 21st, 2009,

Between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, Landlord,

and

TANGOE, INC., Tenant

TOTAL ESCALATED RENT & ELECTRIC

E-1

205 LEXINGTON AVENUE Escalated Rent Tangoe, Portion of the 10th Floor

Year	SF	PSF	Annual Base Rent	Rent Bump	Cumulative Prior Escalation	Interim Rent Sub-Total	Annual Escalation @ 2%	Total Escalated Rent	Fixed Rent	Electric @ $3.25/rsf	TOTAL ESCALATED RENT PLUS ELECTRIC	MONTHLY RENT
1	5,707	$34.00	$194,038.00	0.00	0.00	194,038.00	0.00	194,038.00	16,169.83	18,547.75	$212,585.75	$17,715.48
2	5,707	$34.00	$194,038.00	0.00	0.00	194,038.00	3,880.76	197,918.76	16,493.23	18,547.75	$216,466.51	$18,038.88
3	5,707	$35.00	$194,038.00	5,707.00	3,880.76	203,625.76	4,072.52	207,698.28	17,308.19	18,547.75	$226,246.03	$18,853.84
4	5,707	$36.00	$194,038.00	11,414.00	7,953.28	213,405.28	4,268.11	217,673.38	18,139.45	18,547.75	$236,221.13	$19,685.09
5	5,707	$36.00	$194,038.00	11,414.00	12,221.38	217,673.38	4,353.47	222,026.85	18,502.24	18,547.75	$240,574.60	$20,047.88

EXHIBIT F

to Lease, Dated September 21st, 2009,

Between 205-215 LEXINGTON AVENUE ASSOCIATES LLC, Landlord,

and

TANGOE, INC., Tenant

DEFINITIONS

Definitions

1.             The term “mortgage” shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgage shall include such a trustee.

2.             The terms “include”, “including” and “such as shall each be construed as if followed by the phrase “without being limited to”.

3.             The phrase “obligations of this Lease”, and words of like import, shall mean the covenants to pay Rent under this Lease and all of the other material covenants and conditions of Landlord and Tenant contained in this Lease.  Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

4.             The phrase “tenant’s obligations hereunder”, and words of like import, and the phrase “Landlord’s obligations hereunder”, and words of like import, shall mean the obligations of this Lease which are to be performed or observed by tenant, or by Landlord, as the case may be.  Reference to performance of either party’s obligations under this Lease shall be construed as “performance and observance”.

5.             Reference to “tenant’s being or not being in default hereunder”, or words of like import, shall mean that tenant, after expiration of any applicable notice and cure period, is in default in the performance of one or more of tenant’s material obligations hereunder, or that tenant is not in default in the performance of any of tenant’s material obligations hereunder, or that a condition of the character described in Section 25.01 or 25.02 has occurred and continues or has not occurred or does not continue, as the case may be.

6.             Reference to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that, except as otherwise provided in this Lease, Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to tenant’s use or occupancy of the Demised Premises, except as may be provided herein.

7.             The phrase “laws and/or requirements of public authorities”, and words of like import, shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi- public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

8.             The phrase “requirements of insurance bodies”, and words of like import, shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

9.             The term “repair” shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

10.           Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law.  Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

11.           The phrase “in full force and effect” when used in reference to this Lease, as a condition to the existence or exercise of a right on the part of Tenant, shall be construed in each instance as including the further condition that at the time in question no default by tenant of any material obligation on the part of tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, and expiration of any applicable notice and cure period, required by this Lease), as would entitle Landlord to terminate this Lease or to dispossess Tenant.

12.           The term “Tenant” shall mean Tenant herein named or any assignee or other successor in interest immediate or remote of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant’s estate and interest granted by this Lease.

13.           The term “lending institution” shall mean a savings bank, a commercial bank or trust company (whether acting individually or in any fiduciary capacity), an insurance company, an educational institution or a state, municipal, or welfare, pension, or retirement fund or system; provided such lending institution shall be subject to the jurisdiction of the courts of the State of

New York in any action, and to the supervision of the Controller of the Currency of the United States of America, or of the Insurance or Banking Department of the State of New York or of the state of incorporation of such lending institution, or of the Board of Regents of the University of the State of New York.

14.           The phrase “Lease Year” or “lease year” shall mean a period of twelve (12) consecutive months, the first of which shall begin on the first day of the month following the Commencement Date (or on the Commencement Date if same is the first day of the month) and ending on the last day of the twelfth (12th) month thereafter.

15.           Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

16.           The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

17.           All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

18.           The term “Applicable Laws” shall mean all federal, New York State and New York City laws, statutes, codes and ordinances, now or hereafter enacted or promulgated, including the Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. § 12101 et seq.; New York State Energy Conservation Construction Code, Local Law of 1973, Local Law 16 of 1984, and the Administrative Code of the City of New York; building, health, safety, zoning and fire prevention laws; Environmental Laws; rent stabilization and rent control laws, statutes, codes and ordinances; the rules and regulations promulgated pursuant to any of the foregoing laws, statutes, codes and ordinances; business improvement district rules and regulations; and all executive, administrative and judicial orders and decrees issued in connection with the enforcement of the foregoing, whether foreseen or unforeseen, ordinary or extraordinary, whether applying retroactively or prospectively, which may pertain to the ownership, use, occupancy or enjoyment of the Real Property or any portion thereof.

19.           The term “Environmental Laws” shall mean those Applicable Laws, whether federal, New York State or New York City laws, statutes, codes and ordinances, now or hereafter enacted or promulgated, pertaining to the production, generation, release, discharge, emission, disposal, transportation, containment or storage, clean-up or remediation of any condition involving any Hazardous Substance or the licensing or permitting of any of the foregoing or of any Hazardous Activity, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, 42 U.S.C §§ 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the

National Environmental Policy Act, 42 U.S.C. § 4321, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Toxic Substances Control Act 15 U.S.C. §§ 2601 et seq.; the Refuse Act, 33 U.S.C. §§ 401 et seq.; the State Environmental Liability Review Act, New York Environmental Conservation Law (ECL) §§ 8-0101 et seq.; Section 27-1501 of the New York Environmental Conservation Law the Water Pollution Control Act, ECL § § 17-0101 et seq.; the Air Pollution Control Act.  §§ 19-0101-19-0923; and the Public Health Law, including, specifically, Section 1389aa of the New York Public Health Law, or any law amending or superseding any of the foregoing; and any law of like or similar import to any of the foregoing, and the rules and regulations promulgated pursuant to such laws, statutes, codes and ordinances and all executive, administrative and judicial orders and decrees issued in connection with the enforcement of the foregoing, whether foreseen or unforeseen, ordinary or extraordinary, whether applying retroactively or prospectively.

20.           “Hazardous Activity” shall mean any activity, process, procedure or undertaking, whether occurring before, on or after the date hereof, which directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results (or threatens to cause or result) in the release of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems); (iii) involves the production, generation, release, discharge, emission, disposal, transportation or storage, clean-up or remediation of any Hazardous Substance; or (iv) causes or tends to cause the Premises or any portion to become a hazardous waste treatment, storage or disposal facility within the meaning of any Environmental Law.

21.           “Hazardous Condition” shall mean any condition which would be the basis for (i) any claim for damages, clean-up costs,  remediation costs, fines or penalties under any Environmental Law or applicable common law or (ii) the imposition of any lien on any property pursuant to any Environmental Law.

22.           “Hazardous Substance” shall mean any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb’s); methane; radon; radioactive material, volatile hydrocarbons; or other material, whether naturally occurring, man-made or the byproduct of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any Environmental law or applicable common law.

23.           The term “Governmental Authority” shall mean any federal, state or municipal court of competent jurisdiction, executive department, legislature or comparable body, administrative agency, commission, bureau, board, quasi-Governmental Authority, public corporation or instrumentality and any governmental official charged with the promulgation or enforcement of any or all Applicable Laws.